UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

STL MARKETING GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Colorado	20-4387296
(State of Incorporation)	(IRS Employer ID No.)

10 Boulder Crescent, Suite 102,

Colorado Springs, CO

80903

(Address of principal executive offices)

(719) 219-5797

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, $0.001 Par Value

(Title of each class to be so registered)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non Non-accelerated filer	[ ]	Smaller reporting Company	[X]

Table of Contents

Item No.	Item Caption	Page
1	Business	4

1A	Risk Factors	7

2	Financial Information	16

3	Properties	18

4	Security Ownership of Certain Beneficial Owners and Management	18

5	Directors and Executive Officers	18

6	Executive Compensation	19

7	Certain Relationships and Related Transactions, and Director Independence	21

8	Legal Proceedings	21

9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	21

10	Recent Sale of Unregistered Securities	22

11	Description of Registrant’s Securities to be Registered	22

12	Indemnification of Directors and Officers	23

13	Financial Statements and Supplementary Data	F-1

14	Changes and Disagreements with Accountants on Accounting & Financial Disclosure	24

15	Financial Statements and Exhibits	24

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You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information.

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “our Company,” “we,” “us,” “our,” or “STL,” refer to STL Marketing Group, Inc., a Colorado corporation and its subsidiaries, Versant Corporation, a Delaware corporation, Phonesuite Solutions, Inc., a Colorado corporation, Energia Renovable Versant SRL, a Costa Rican Corporation and VTRES Bache SRL, a Costa Rican corporation.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, this registration statement contains “forward-looking statements.” You can identify these forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” and similar words. These forward-looking statements express our future expectations and contain projections of our future results of operations and financial position. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control that may cause our actual results and achievements to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any such events could have a material adverse effect on our business, results of operations, financial position, market growth, services, products and licenses. See “Risk Factors” section of this registration statement. Further, since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file periodic reports, proxy statements, information statements and other documents with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. More information on the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings will also be available to the public from commercial document retrieval services, and at the web site maintained by the SEC at http://www.sec.gov.

Our Internet website address is http://www.stlmarketinggroup.com . Information contained in our website does not constitute a part of this registration statement. When this registration statement becomes effective, we will make available, through a link to the SEC’s web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders, and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail at Investor Relations, STL Marketing Group, Inc., 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903, by email at info@v3rsant.com or by calling us at (719) 219-5797.

ITEM 1. BUSINESS.

General Information

Our business address is 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903. Our telephone number is (719) 219-5797 and our internet website address is www.stlmarketinggroup.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

STL Marketing Group, Inc. (the “Company,” “our Company,” “we,” “us,” “our,” or “STL,” was incorporated under the laws of the State of Colorado on February 16, 1999 under the original name of Fountain Colony Ventures, Inc. Fountain Colony Ventures, Inc. changed its name to SGT Ventures, Inc. in March 2006. In June 2006, SGT Ventures, Inc. changed its name to Stronghold Industries, Inc. On October 30, 2007, Stronghold Industries, Inc. entered into a share purchase and exchange agreement with Image Worldwide, Inc. The Company name was officially changed with the Secretary of State to Image Worldwide, Inc. (“Image Worldwide”) on November 21, 2007. In 2008, Image Worldwide concentrated its business activities on helping clients create, market and promote their brands and image in print, online and at live events. Image Worldwide entered into a share exchange agreement with St. Louis Packaging Inc. on January 31, 2009. In April 2009, the Company changed its name to STL Marketing Group, Inc. On December 1, 2009, the Company sold majority of the STL Brands to Alliance Creative Group, Inc. In March of 2011, the Company entered into a distribution agreement with United Fuel Savers and entered into an option agreement to purchase land in Texas for a potential business opportunity. Prior to October 15, 2012, this distribution agreement and option agreement was canceled. On October 15, 2012, the Company agreed to merge with Versant Corporation, a Colorado based renewable energy company. On February 4, 2013 the Company entered into a share exchange agreement with Versant whereby Versant became the Company’s wholly owned operating subsidiary. The transaction is being accounted for as a reverse merger. Accordingly, the historical financial information going forward will be that of Versant Corporation and subsidiaries.

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On May 29, 2014, the Board of Directors (the “Board”) of STL Marketing Group, Inc. (the “Company”) approved the formation of PhoneSuite Solutions, Inc. (“PSS”), as a Delaware corporation and a wholly owned subsidiary of the Company. On June 16, 2014, the Board approved the issuance of one-hundred (100) shares of common stock of PSS to the Company (the “Subsidiary Shares”). The Subsidiary Shares represent 100% of the authorized shares of common stock of PSS.

On June 24, 2014, PSS, as the Company’s wholly owned subsidiary, entered into a Strategic Alliance and Distribution Agreement (the “Agreement”) with Call Management Products, Inc. (“CMP”), a Colorado corporation in the business of designing, manufacturing, marketing, and selling telecommunications products. The Agreement provides that PSS will establish a dealer network and market and sell CMP’s products both internationally and in the United States (the “Territory”). In the domestic market PSS will market to the general business market, excluding the hospitality and assisted living verticals. Internationally, PSS may sell to all markets and develop both the hospitality and general business marketplaces.

Additionally, the Agreement provides that PSS will develop the Territories at its cost and promote CMP’s brands, name and products consistently across the globe. PSS is an exclusive Strategic Ally for CMP’s products in the Territory. The Agreement provides that, each year, PSS and CMP will mutually establish a sales quota for PSS to meet, with the first quota set for fiscal 2015.

As a result, our business operations are currently (i) the sale and distribution of telecommunications under the brand name PhoneSuite; and (ii) the prospective sale of electricity through a planned wind park to a government owned utility company in Costa Rica. The Company continues to evaluate additional opportunities to bolster its revenue stream. Our corporate organization is as follows:

STL Marketing Group, Inc. has been trading on the OTC Market Pink Sheets under the symbol ’STLK’ since April 2009.

OVERVIEW OF OUR RENEWABLE ENERGY BUSINESS

STL Marketing Group, Inc. (OTC: STLK), (the “Company”) is a Colorado corporation seeking to provide wind energy to the Costa Rican government from a wind power generation plant the Company intends to build and operate pursuant to a PPA (as defined below), which the Company expects to initiate in 2016. The Company has two wholly owned subsidiaries in Costa Rica that handle the development of the business and are expected to operate the power generation plant within the country. Energia Renovable Versant SRL (“ERV”) is a 100% owned subsidiary and is used as a holding company for potential future renewable energy operating companies. ERV intends to consolidate common tasks for the operating companies in Costa Rica. VTRES BACHE SRL (“VTRES”) is 100% owned by ERV. VTRES is the legal entity that we intend to operate the first proposed wind farm in the northern area of the province of Guanacaste, Costa Rica.

Costa Rica has a variety of laws that govern the generation of electricity. Due to the location of our primary site, we cannot use the existing law for private generation (Ley 7200/7508). This is a result of the lack of an existing sub-station of Grupo ICE in the vicinity. The lack of a sub-station requires us to partner with one of the various State-Owned Entities charged with the distribution and generation of electricity for their respective regions. Candidates for partnership include JASEC, CNFL, COOPELESCA, ESPH and COOPEGUANACASTE.

Under its proposed long-term land agreement, the Company is seeking to develop its first field on 270 hectares (the “primary site”). Due to the current political delays revolving around the eighteen-month review period for the generation of electricity by private entities, the Company is also working on alternatives for sites that are more amenable to the development under Costa Rica’s private generation law (Law 7200/ 7508) with proximity to existing substations. Law 7200/7508 is an existing process by which private generation companies can, and do, contract with Grupo ICE for the purchase of electricity. This process is well developed and has existed for several decades. As mentioned above, the lack of an existing sub-station at our proposed 270-hectare site requires a Power Purchase Agreement through other existing laws. The Company believes it is important to explore other potential sites during this review period to avoid any potential future delays.

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In November 2013, President Luis Guillermo Solis was elected in Costa Rica. Initially, the Company believed that Mr. Solis was amicable to private entities generating electricity as part of an overall solution to the energy crisis in Costa Rica based on his campaign promises and positions. However, Mr. Solis has made various post election representations that would seem to indicate his non-approval of such a position, mainly the appointment of a new chairman for the country’s Grupo ICE committee. We believe the Grupo ICE appointee, and now CEO and Chairman of Grupo ICE, has a public position generally against private enterprise’s participation in the power generation spectrum. The Company believes that this appointment will likely trigger opposition by the Costa Rican government against companies such as ERV from establishing privatized energy solutions.

The Company is actively engaged in lobbying through different government channels. The Company will also be exploring alternatives to the previous government approval process, including the possibility of a 7200/7508 license, which allows the Company to produce up to 20MW of electricity. However, due to the preceding events in the Costa Rican government, we cannot state with any certainty or provide any assurances of an expected timeline for regulatory approval.

Energy Market in Costa Rica

Costa Rica is in need of inexpensive energy sources, as it does not possess any petroleum or coal and its natural gas reserves are, as of yet, untapped. As a result of this lack of fossil fuel, Costa Rica has had to develop new sources of renewable energy. As stated in the article, Environmental Entrepreneurs Update June 28, 2007, President Aims for Carbon Neutrality, Costa Rica already uses hydroelectric and geo thermal methods and, in 2007, set 2021 as the year to become carbon neutral. According to The Delhi Planet , Being Carbon Neutral- What It Means And Whats Being Done, July 16, 2008 , “In 2004 itself, 46.7% of Costa Rica’s primary energy came from renewable sources, while 94% of its electricity was generated from hydroelectric power, wind farms and geothermal energy in 2006.” Costa Rica is pro-active about being carbon neutral. Currently, there is a 3.5% tax on gasoline in the country that is used for payments to compensate landowners for growing trees and protecting forests.”

Grupo ICE is the largest of the State Owned Enterprises in Costa Rica and is the institution that controls all of the country’s electrical distribution. According to the Business Wire article titled Fitch Affirms Instituto Costarricense de Electridad’s Ratings at BB+ , The Instituto Costarricense de Electricidad (“ICE”) is the largest power generator and electric distribution utility company in the country. ICE’s role is to develop, operate and ensure that telecommunication and electric services and distributions are provided to the Country. ICE is a State Owned Enterprise and its revenues are approximately $1 billion per year, which includes telecommunications services (fixed, data and cellular).

Based on the experience of Ing. Pedro P. Quiros, our founding Chairman, and the previous Chief Executive Officer and Chairman of Grupo ICE, the Company believes, that as much as 90% of the country’s hydroelectric facilities are losing effectiveness because of variations in the rainfall in the past few decades in Costa Rica. Additionally, it is his opinion that most hydroelectric facilities are reaching their useful life (50 years) and will need replacement or major maintenance. We believe this will place a serious burden on the country’s electric providers, as it will take much needed infrastructure investment away from new developments. We believe these developments are already taking place, which is straining the country’s sole petroleum-based 200 MW facility (“Garabito”).

Based on Grupo ICE’s public reports and our founding Chairman’s knowledge, we believe that Costa Rica is 8-10 years behind in developing the necessary electrical infrastructure to maintain pace with its needs. Grupo ICE is working to develop various projects, however, over the past few decades, government funding support has been diverted to other governmental priorities, such as housing. We believe this has left the electrical development delayed and behind with the country’s needs and electrical projects are large, expensive, complicated, and time consuming. We believe this infrastructure delay is pitting electric rates against the country’s competitiveness. The Company believes that the government has a projected investment requirement of $10 billion for electric generation alone over the next decade (2010-2020) with a maximum investment capacity of $5 billion over the same time frame.

Law 8660 passed in large part due to the efforts of the former Chief Executive Officer and Chairman of Grupo ICE, Ing, Pedro P. Quiros, who regulated the possible maximum investment that can be made by Grupo ICE at approximately $5 billion. Based on their revenue, we believe ICE’s current legal framework allows it to invest about $850 million per year for its core businesses. This means that about $350 million per year is allocated for electric generation (the remainder is split between electrical distribution- $150 million- and telecommunications- $350 million). We believe that this leaves the government with an approximate, and very conservative, shortfall of $5 billion for electric generation in the next decade ($10 billion in required investment, less $350 million in electric generation plus $150 in electrical distribution times 10 years, equals a $5 billion shortfall). These internal forecasts do not take into account the possible reduced telecommunications revenues as a result of competition in the cellular market and possible credit issues due to the effect of the latest Moody’s downgrade of the country’s credit rating in September 2014 to Ba1 from Baa3, which was the downgrade given in 2010 from BB+.

Over approximately the last two years, numerous complaints by the Costa Rican public have been made and the local newspapers have covered the rate hikes Grupo ICE has instituted as a result of the very high use of its main 200 MW reserve facility, Garabito. Garabito uses petroleum-based fuel and runs continuously, primarily in the summer months (October-March) when the rains stop and hydro plants slow as a result of the lack of water. According to the article “Tarifa electrica impacta competitividad” dated March 26, 2013 in La Republica, one of the major newspapers in Costa Rica, electric rates have risen 50-60% since 2007 as a result of underdevelopment of infrastructure.

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Legal and Regulatory Framework

The situation related to the state of the energy market in Costa Rica has highlighted to the public the limited existing legal framework that allows the private generation and sale of electricity. As a result, there has been discussion in the legislature on how to expand and strengthen private rights and participation in the electric generation space. Currently, new laws are expected to improve the current legal framework in favor of private enterprise. However, these new laws are not expected for a few more years. Our business plan currently utilizes existing legislation and any future improvements would be a welcome benefit. However, the new government changes have delayed our progress and we may have to reinitiate the process to put the power purchase agreement in place. We cannot guarantee that any such future improvements will ever take place.

The current legal framework allows a few options to generate electric power. Law 7200/7508 controls the provision of concessions for private enterprises and specifically delineates the process by which any private enterprise receives, operates and commercializes its concession. This law is applicable to limited capacity facilities selling to ICE in amounts less than 20 MW. Law 8345 specifically grants the eight Costa Rican electric utility companies the right to generate power and specifies other rights like the “right of way” and the power to appropriate via “eminent domain”. There are various smaller electric utility companies (state cooperatives) in the country charged with other public services like street lighting, waste removal and sewage. These other electric utility companies bill their constituents directly, and as a group, handle half (50%) of the electrical distribution in the country with the other 50% handled by ICE. The bylaws as passed in Costa Rica for these utility companies allow them to enter into agreements with private entities to develop their services. These utility companies do not need further legislative approval or bidding to enter into these partnership agreements, so long as (i) Costa Rican ownership levels are within the law (35%), (ii) no Costa Rican government funds are used in the development, and that (iii) “a clear benefit is provided by entering into these arrangements” as stated in Law 8345.

Laws established for the Public Service companies such as Compañía Nacional Fuerza y Luz (an ICE subsidiary), JASEC (“Cartago”) and ESPH (“Heredia”), are similar to the one of four electric cooperatives regarding power generation and distribution. These entities have their own legal framework. All are allowed private partnerships to generate electricity and all have the credit rating of the Costa Rican government.

Off-Taker and Distribution Channel

An off-taker is a buyer of a resource to purchase and sell portions of a producer’s future production. An Off-Taker Agreement, or Power Purchase Agreement (“PPA”), is normally negotiated prior to the construction of a facility such as our proposed wind farm, in order to secure a market for the future output of the facility. On December 21, 2012, the Company received a Letter of Interest from the Compañia Nacional de Fuerza y Luz (“CNFL” or the proposed “Off-Taker”). CNFL is a private company 98% owned by Grupo ICE. Its market is “El Valle Central” or Central Valley, the area of San Jose and its environs. According to a public article published in Costa Rica, “El Potgam a la luz del censo 2011”, Central Valley is the largest market in the country with approximately 2 million customers in its general area.

The Company negotiated key terms and conditions with CNFL for a proposed PPA, including potential price and term. As a result of these negotiations, the Company tendered an official offer on April 16, 2013. The parties agreed in principle to a price (net of taxes) of $0.083/kWh and a term of twenty-five years. The price of electricity for wind, as many other services, is regulated by ARESEP and the above price is what we believe to be on the lower edge of the accepted pricing range in Costa Rica. Based on current information from the potential buyer, they delayed the internal process due to changes in regulation and later on due to new policies of the government winning the elections early in 2014. Currently, all private generation is on hold for an internal government review, which began in summer of 2014 and is expected to last through early 2016. In the event that the Off-Taker does not execute the PPA, there is no guarantee that the Company will be able to secure another Off-Taker on similar terms or at all. Should the Company not be able to secure another Off-Taker it would have a material adverse effect on our business and may cause us to cease operations entirely.

Costa Rica held elections in May 2014 and the new administration has advised, as of June 2014, that all projects for private generation are on hold until a review period of 18 months can be completed. Due to the delay presented by this review period, the Company is exploring 7200/7508 possibilities, the case being that these smaller plants are easier to accept within the existing legislation and are outside the current review process. We are currently pursuing alternative sites that allow us to utilize the 7200/7508 legislation, in the same area as our primary site. The Company will only seek alternative sites, compliant with Law 7200/7508, with existing sub-stations and access to high tension lines already provided by Grupo ICE. If successful, the ensuing PPA would be with Grupo ICE.

Interconnection

An “interconnection” is a power grid that operates at a synchronized frequency and is electrically tied together during normal system conditions. Synchronous grids with ample capacity facilitate electricity market trading across wide areas. Per the terms of our offer, CNFL intends to collect their electricity “at site” which means that they would be ensuring the interconnection and transport of the electricity generated by our wind farm to their substation. In our opinion this could greatly reduce our risk, as CNFL is an entity that has, as ICE’s subsidiary, full control and rights to the high-tension transmission lines of Costa Rica. ICE is the exclusive agent for high-tension lines including access to this network. This high-tension network is how electricity is delivered to CNFL’s grid and from there to its customers. The 7200/7508 contracts contemplate delivery at the substation and are by law with Grupo ICE, however, there is no existing substation at the primary site described above and therefore, we are looking for alternative smaller sites as well.

The substation in the primary site where the Company intends to connect to the high transmission lines to transport the electricity is less than 500 meters from the Sistema de Interconexion Electricapara America Central or Central American Electrical Interconnection System (“SIEPAC”). SIEPAC is a planned interconnection of the power grids of six Central American nations. In Central America, few electrical interconnections currently exist, and those that do are often old and unreliable. SIEPAC has been discussing plans to link the region’s electricity grids since 1987. The proposed project entails the construction of transmission lines connecting 37 million consumers in Panama, Costa Rica, Honduras, Nicaragua, El Salvador, and Guatemala. It is not clear if Belize, which buys much of its power from Mexico, will also be included. SIEPAC would cost about US$320 million without the interconnections with Mexico (US$40m), Belize (US$30m) and Panama (US$200m) and, back in 2003, was scheduled for completion in 2006. More recently, it has been estimated it would be completed in 2009. As of April 2013, all but about 20 km in southern Costa Rica is operating.

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We believe because our proximity to the substation is so close to the SIEPAC transmission line that it may be possible to avoid paying the SIEPAC interconnection line costs and that an interagency arrangement could be handled under CNFL/ICE’s already existing agreements with SIEPAC. The Company and SIEPAC have entered into a non-binding letter of intent, whereby SIEPAC intends to serve as an interconnection and will provide the power generated, by the company’s proposed wind farm, to customers across Costa Rica. Please see a copy of the Letter of Intent between the Company and SIEPAC filed as Exhibit 10.1 to the amended registration statement on Form 10. Filed on December 4, 2013.

Wind Studies

Wind studies have been conducted on the primary site for the past several years. There are six active wind measurement towers on site, each 80 meters high, gradually built since 2007. In addition, there are two older towers of 50 meters high, which are out of service today, but have provided data along with neighboring MET masts for reference into the overall wind mapping conditions of the region. These stations offer different height levels of measurements for five years. The compiled data will be used for the revised Annual Energy Production Report (as defined below).

The Company engaged and paid GL Garrad Hassan approximately $80,000 to evaluate and generate an annual Energy Production Report (“AEP Report”) with five different wind turbine generators (WTGs). According to our current AEP Report, the Company can generate approximately 135,000,000 kWh per year (P75). The Company has moved the site slightly to the north (approximately 5 km) to gain access to the interconnection lines. Other benefits of this land include:

●	Large enough to increase capacity (5,300 hectares of land).

●	The land is level and generally flat.

●	The SIEPAC regional (Central America) grid traverses through the property. This allows us to transport electricity to the power grid and to our final customers.

We have also commissioned a new AEP Report from Garrad Hassan for updated information. We have made a $20,000 payment to Garrad Hassan for the new AEP Report, and plan to pay the remaining $18,120 upon completion of certain amendments.

Competition

We face competition from other wind energy companies, renewable energy generators, and traditional energy companies in our bidding and signing for a long-term PPA with the government of Costa Rica. However, if we are successful in signing the PPA, we believe we will have no competition for the wind energy generated by our anticipated wind farm. This is not to say that Costa Rica does not have other wind farms or sources of renewable energy but rather that once the wind farm is completed, the sales will be guaranteed for the term of the PPA, which is currently proposed as twenty-five (25) years. If the PPA is signed, our proposed contract covers our entire production and the Off-Taker is committed to buying this electricity over the 25-year term. Additionally, each government utility in Costa Rica has exclusive territory to its client base by law.

The Company would not make any sales without the execution of the PPA. Should the PPA be cancelled or otherwise terminated, it would have a material adverse effect on the Company and may force us to cease our business operations entirely.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, we incurred a net operating loss in the years ended December 31, 2011 - 2014, and have no revenues at this time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital. No assurance can be given that the Company will be successful in these efforts. The lack of additional capital could force the Company to curtail or cease operations and would, therefore, have a material adverse effect on its business.

Employees

As of February 17, 2015 the Company had two full-time employees and one consultant.

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Reports to Security Holders.

1.	The Company will file with the SEC reports as required under the Exchange Act and comply with the requirements of the Exchange Act.

2.	The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

OVERVIEW OF OUR TELECOMMUNICATIONS BUSINESS

On May 29, 2014, the Board of Directors (the “Board”) of STL Marketing Group, Inc. (the “Company”) approved the formation of PhoneSuite Solutions, Inc. (“PSS”), as a Delaware corporation and a wholly owned subsidiary of the Company. On June 16, 2014, the Board approved the issuance of one-hundred (100) shares of common stock of PSS to the Company (the “Subsidiary Shares”). The Subsidiary Shares represent 100% of the authorized shares of common stock of PSS.

On June 24, 2014, PSS, as the Company’s wholly owned subsidiary, entered into a Strategic Alliance and Distribution Agreement (the “Agreement”) with Call Management Products, Inc. (“CMP”), a Colorado corporation in the business of designing, manufacturing, marketing, and selling telecommunications products. The Agreement provides that PSS will establish a dealer network and market and sell CMP’s products both internationally and in the United States (the “Territory”). In the domestic market PSS will market to the general business market, excluding the hospitality and assisted living verticals. Internationally, PSS may sell to all markets and develop both the hospitality and general business marketplaces.

Additionally, the Agreement provides that PSS will develop the Territories at its cost and promote CMP’s brands, name and products consistently across the globe. PSS is an exclusive Strategic Ally for CMP’s products in the Territory , and under the Agreement, is the exclusive agent for PhoneSuite branded products in its assigned international Territory. The Agreement provides that, each year, PSS and CMP will mutually establish a sales quota for PSS to meet, with the first quota set for fiscal 2015. Costs associated with being a Strategic Ally include, but are not limited to, contacting, vetting, contracting with, and supporting overseas PhoneSuite dealers. This includes communications costs and travel expenses to support or meet with dealers. Additionally, we have paid for training on the product and related certifications, such as SIP training, to ensure we can support Tier 1 level technical questions. Dealers are responsible for support and installation onsite at hotels, and quote those services directly to the hotels. If we undertake installation, that figure would be part of our total quote and a paid-for service.

At this time, internal work has been completed on both the structural necessities for this type of transactional business and the necessary training and certifications processes to ensure the proper infrastructure in instituting a process to establish dealers. Internal review of our accounting systems has also been completed and is now loaded and adapted to quoting, entering orders, and invoicing. PSS has adjusted its accounting system to properly create, manage, and collect from dealers. Dealers have their own unique identification and price levels, and the system can generate a quotation, convert the quotation to an order, and convert to an invoice once sold. Additionally, PSS has undergone both SIP School and PhoneSuite training programs, certifying it for both SIP and PhoneSuite installation and service. Furthermore, PSS has developed a business process to gather new potential dealer information and vet these prospects through credit agencies and a standard dealer contract to ensure dealers are inspected and contracted for the marketing, sale, installation, and support of PhoneSuite branded products.

To date, the Company has issued just under $100,000 of quotes to interested, potential customers for VoIP equipment. While there is no guarantee these quotes will be sold, it is an important milestone, as we believe this sales funnel does begin to indicate that we may have revenue in the near term, which we believe will help to establish a baseline to provide future goals based on previous sales.

We locate our customers in a variety of ways. As a dealer-based, business-to-business model, we establish dealers and support them, forward leads in their respective territories. The dealers in turn promote and generate marketing in their local territories to generate their own leads. All dealers are established businesses in the hospitality industry, so as clients need communications products they engage in the sales process. We estimate that within a few quarters our dealer channel will begin to produce sales on a regular, more consistent basis. We are introducing the brand to new markets, a process that has proven to be time-consuming. Additionally, CMP lists most major hotel chains as clients, so as they develop needs overseas, we receive those opportunities and reach out to them to provide sales support and any information required.

To ensure an active and successful dealer program and sales funnel, we have begun the process of establishing our dealer network. In this area, we are actively working with a handful of potential dealers that we believe will execute dealer agreements in the short term. We have announced one partnership with VTECH’s CALA hospitality division whereby VTECH will provide us leads for the PhoneSuite product line and vice versa. This also provides us access to their dealer network if applicable. Additionally, we have had preliminary discussions with UNIDEN to explore providing business telephones with the IP PBX as a whole solution. All of this is underway as we await progress on the energy front. We can provide no assurances that these dealer agreements will be successful in generating sales for our business operations.

We have extended experience and a developed network of dealers around the world. Concerning our ongoing efforts, we expect to have the development as clients begin to purchase equipment and consider the brand for new projects outside original arenas. Often, hotel management companies and chains have other properties in geographically separated areas and those new opportunities already have service and installation partners that are dealers. Our plan is to utilize new opportunities to offer the installation and ongoing support contracts to the existing hotels, or to a local dealer already operating in the area, as an incentive to sign with us.

The Company has successfully signed three distribution agreements covering the United Arab Emirates and India, Barbados and Nigeria and currently has five additional and active overseas distribution possibilities. These possible partners are located in Australia, Bangladesh, Saipan, Malta, and Mexico. Active quotes to potential customers are significant for our current stage. We can provide no assurances that these distribution agreements will lead to sales.

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In 2015, we believe PhoneSuite Solutions, Inc. will begin to generate revenue, add dealers, and follow through with our goal to gain financial independence. We believe that this should ease dependence on fundraising over the near term and lessen our need for the current funding mechanisms.

Competition

Competitors vary by region. However, we believe our major competitors include Avaya, Shoretel, NEC, Mitel and Cisco. PSS is focused on providing newer technologies such as Voiceware (full VoIP) and the Series 2 (VoIP/ Analog hybrid) for its dealer business vertical.

Business Plan

PSS is focused on the promotion, marketing, and sales of two of PhoneSuite’s core products (i) Voiceware and (ii) the Series2. These products are already deployed in the United States, with PSS now developing the dealer channel to achieve sales revenues overseas. These products are VoIP Private Branch Exchange products, designed to provide a feature rich communications system to businesses.

1.	Voiceware - Voiceware is a VoIP phone system (IP-PBX) application designed for today’s hospitality voice communication needs. The server-based core makes Voiceware extremely flexible, and enables PhoneSuite to continually enhance and improve a hotel PBX feature set without expensive equipment upgrades.

2.	Series 2 - Series2 VoIP combines a traditional telephone platform (analog room phones and digital and analog telephone lines) with a Voiceware server. This converts traditional analog and digital end points to be compatible with VoIP technology. With this technology a customer will be able to use existing wiring plans and phones without potentially expensive upgrades.

PSS is the exclusive distributor of PhoneSuite branded products to both the international market, as well as the Small Business Market (SMB) here in the United States. PSS currently has plans to offer products in geographic areas including, but not limited to: Asia, the Caribbean, Africa, Australia, the Middle East and India, Europe, Central America, and South America.

ITEM 1A. RISK FACTORS.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of December 31, 2013, we had an accumulated deficit of $6,105,536, as disclosed in our annual report on Form 10-K. As of September 30, 2014, we had an accumulated deficit of $6,626,674, as disclosed in our quarterly report on Form 10-Q. A significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable, and these conditions raise substantial doubt about our ability to continue as a going concern.

Our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements as of December 31, 2013. The Company plans to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that it will be under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may need to cease operations or seek protection under bankruptcy laws. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will continue as a “going concern”. Our ability to continue status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our business plan may not be successful in addressing these issues.

RISKS RELATED TO OUR BUSINESSES

WE HAVE GENERATED SUBSTANTIAL NET LOSSES AND NEGATIVE OPERATING CASH FLOWS SINCE OUR INCEPTION AND EXPECT TO CONTINUE TO DO SO AS WE BEGIN TO DEVELOP AND CONSTRUCT OUR FUTURE ENERGY AND TELECOMMUNICATIONS PROJECTS.

We have generated substantial net losses and negative operating cash flows from operating activities since our operations commenced. We had accumulated losses of approximately $4,554,300 from our inception through September 30, 2014.

We expect that our net losses will continue and our cash used in operating activities will grow during the next several years, as compared with prior periods, as we increase our development activities. Energy and telecommunications projects typically incur operating losses prior to commercial operation at which point the projects begin to generate positive operating cash flow. We also expect to incur additional costs, contributing to our losses and operating uses of cash, as we incur the incremental costs of operating as a fully reporting public company. Our costs may also increase due to factors such as higher than anticipated financing and other costs; increases in the costs of labor or materials; and major incidents or catastrophic events. If any of those factors occurs, our losses could increase significantly and the value of our common stock could decline. As a result, our net losses and accumulated deficit could increase significantly.

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WE DO NOT HAVE SUFFICIENT CASH ON HAND. IF WE DO NOT GENERATE SUFFICIENT REVENUES FROM SALES, AMONG OTHER FACTORS, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

There is limited history upon which to base any assumption as to the likelihood that we will prove to be successful, and we may not be able to generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will be adversely affected.

WE HAVE A LIMITED OPERATING HISTORY. IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW THE BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE ONGOING BUSINESS OPERATIONS.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a developing enterprise, such as difficulties in commercializing our wind energy power generation plant and telecommunications business, and the uncertainties arising from the absence of a significant operating history. We may be unable to sign customer contracts or operate on a profitable basis. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, BUSINESS OPERATIONS WILL BE HARMED, AND IF WE DO OBTAIN ADDITIONAL FINANCING THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

Additional capital will be required to effectively support the operations and otherwise implement overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

THE LOSS OF ONE OR MORE MEMBERS OF OUR SENIOR MANAGEMENT OR KEY EMPLOYEES MAY ADVERSELY AFFECT OUR ABILITY TO IMPLEMENT OUR STRATEGY.

We depend on our experienced management team and the loss of one or more key executives could have a negative impact on our business. Our success depends to a significant extent upon the continued services of Mr. Jose P. Quiros, our Chief Executive Officer. The loss of the services of Mr. Quiros could have a material adverse effect on our growth, revenues, and prospective business. Mr. Quiros does have an employment agreement with the Company.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine and telecommunications business. Competition for qualified individuals is intense. Additionally, because the wind industry is relatively new, there is a scarcity of top-quality employees with experience in the wind industry, including qualified technical personnel with significant experience in the design, development, manufacture and construction of wind power generation plants, and we may face challenges hiring and retaining these types of employees.

We also depend on our ability to retain and motivate key employees and attract qualified new employees. There can be no assurance that we will be able to retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms. If we lose a member of the management team or a key employee, we may not be able to replace him or her. Integrating new employees into our management team and training new employees with no prior experience in the wind industry could prove disruptive to our operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. An inability to attract and retain sufficient technical and managerial personnel could limit or delay our development efforts, which could have a material adverse effect on our business, financial condition and results of operations.

WE NEED TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS, WHICH WILL BE TIME CONSUMING FOR OUR MANAGEMENT.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and other disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

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IF WE CANNOT EFFECTIVELY MANAGE OUR INTERNAL GROWTH, OUR POTENTIAL BUSINESS PROSPECTS, REVENUES AND PROFIT MARGINS MAY SUFFER.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we add manufacturing, marketing, sales and installation and build our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

THE PRODUCTION OF WIND ENERGY DEPENDS HEAVILY ON SUITABLE WIND CONDITIONS. IF WIND CONDITIONS ARE UNFAVORABLE OR BELOW OUR ESTIMATES, OUR ELECTRICITY PRODUCTION, AND THEREFORE OUR REVENUES, MAY BE SUBSTANTIALLY BELOW OUR EXPECTATIONS.

The electricity produced and revenues generated by a wind energy project depend heavily on wind conditions, which are variable and difficult to predict. Operating results for projects vary significantly from period to period depending on the wind resource during the periods in question. We base our decisions about which sites to develop in part on the findings of long-term wind and other meteorological studies conducted in the proposed area, which measure the wind’s speed, prevailing direction and seasonal variations. Actual wind conditions, however, may not conform to the measured data in these studies and may be affected by variations in weather patterns, including any potential impact of climate change. Therefore, the electricity generated by our projects may not meet our anticipated production levels or the rated capacity of the turbines located there, which could adversely affect our business, financial condition and results of operations. If the wind resources at a project are below the average level we expect, our rate of return for the project would be below our expectations and we would be adversely affected. Projections of wind resources also rely upon assumptions about turbine placement, interference between turbines and the effects of vegetation, land use and terrain, which involve uncertainty and require us to exercise considerable judgment. We or our consultants may make mistakes in conducting these wind and other meteorological studies. Any of these factors could cause us to develop sites that have less wind potential than we had expected, or to develop sites in ways that do not optimize their potential, which could cause the return on our investment in these projects to be lower than expected.

If our wind energy assessments turn out to be wrong, our business could suffer a number of material adverse consequences, including:

●	our energy production and sales may be significantly lower than we predict;

●	any future hedging arrangements may be ineffective or more costly;

●	we may not produce sufficient energy to meet future commitments to sell electricity as a result, we may have to pay damages; and

●	our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on any future project-related debt, and we may have difficulty obtaining financing for future projects.

NATURAL EVENTS MAY REDUCE ENERGY PRODUCTION BELOW OUR EXPECTATIONS.

A natural disaster, severe weather or an accident that damages or otherwise adversely affects any of our operations could have a material adverse effect on our business, financial condition and results of operations. Lightning strikes, icing, earthquakes, tornados, extreme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters could damage or require us to shut down our turbines or related equipment and facilities, impeding our ability to maintain and operate our facilities and decreasing electricity production levels and our revenues. Operational problems, such as degradation of turbine components due to wear or weather or capacity limitations on the electrical transmission network, can also affect the amount of energy we are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operations.

OPERATIONAL PROBLEMS MAY REDUCE ENERGY PRODUCTION BELOW OUR EXPECTATIONS.

Spare parts for wind turbines and key pieces of electrical equipment may be hard to acquire or unavailable to us. Sources for some significant spare parts and other equipment are located outside of North America. If we were to experience a shortage of or inability to acquire critical spare parts, we could incur significant delays in returning facilities to full operation. In addition, we may not hold spare substation main transformers. These transformers are designed specifically for each wind energy project, and the current lead time to receive an order for this type of equipment is over eight months. If we had to replace any future substation main transformers, we could be unable to sell electricity from the affected wind energy project until a replacement is installed. That interruption to our business might not be fully covered by insurance.

WE FACE COMPETITION PRIMARILY FROM OTHER RENEWABLE ENERGY SOURCES AND, IN PARTICULAR, OTHER WIND ENERGY COMPANIES.

We believe our primary competitors are developers and operators focused on renewable energy generation, specifically wind energy companies. We will compete with other wind energy companies primarily for sites with good wind resources that can be built in a cost-effective manner. We will also compete for access to transmission or distribution networks. Because the wind energy industry in the United States is at an early stage, we will also compete with other wind energy developers for the limited pool of personnel with requisite industry knowledge and experience. Furthermore, in recent years, there have been times of increased demand for wind turbine related components, causing turbine suppliers to have difficulty meeting the demand. If these conditions return in the future, component manufacturers may give priority to other market participants, including our competitors, who may have resources greater than ours.

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We compete with other renewable energy companies (and energy companies in general) for the financing needed to pursue our development plan. Once we have developed a project and put a project into operation, we may compete on price if we sell electricity into power markets at wholesale market prices. Depending on the regulatory framework and market dynamics of a region, we may also compete with other wind energy companies, as well other renewable energy generators, when we bid on or negotiate for a long-term PPA.

WE WILL ALSO COMPETE WITH TRADITIONAL ENERGY COMPANIES.

We will also compete with traditional energy companies. For example, depending on the regulatory framework and market dynamics of a region, we also compete with traditional electricity producers when we bid on or negotiate for a long-term PPA. Furthermore, technological progress in traditional forms of electricity generation (including technology that reduces or sequesters greenhouse gas emissions) or the discovery of large new deposits of traditional fuels could reduce the cost of electricity generated from those sources or make them more environmentally friendly, and as a consequence reduce the demand for electricity from renewable energy sources or render existing or future wind energy projects uncompetitive. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

NEGATIVE PUBLIC OR COMMUNITY RESPONSE TO WIND ENERGY PROJECTS IN GENERAL OR OUR PROJECTS SPECIFICALLY CAN ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR WIND FARM PROJECTS.

Negative public or community response to our wind energy projects can adversely affect our ability to develop, construct and operate our projects. This type of negative response can lead to legal, public relations and other challenges that impede our ability to meet our development and construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time, and generate revenues. If we are unable to develop, construct and operate the production capacity that we expect from our future development projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

WE NEED GOVERNMENTAL APPROVAL FROM THE COSTA RICAN GOVERNMENT AND PERMITS TO CONSTRUCT AND OPERATE OUR PROJECTS. ANY FAILURE TO PROCURE AND/OR MAINTAIN NECESSARY PERMITS WOULD ADVERSELY AFFECT ONGOING DEVELOPMENT, CONSTRUCTION AND CONTINUING OPERATION OF OUR PROJECTS.

The design, construction and operation of wind energy projects are highly regulated, require various approvals from the government of Costa Rica and permits, including environmental approvals and permits, and may be subject to the imposition of related conditions that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal, which we may not be able to successfully obtain. We cannot predict whether all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit essential to a project or the imposition of impractical conditions would impair our ability to develop the project. In addition, we cannot predict whether the permits will attract significant opposition or whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our ability to develop that project or increase the cost so substantially that the project is no longer attractive to us. In the future, we may experience delays in developing our future projects due to delays in obtaining non-appealable permits. If we were to commence construction in anticipation of obtaining the final, non-appealable permits needed for a project, we would be subject to the risk of being unable to complete the project if all the permits were not obtained. If this were to occur, we would likely lose a significant portion of our investment in the project and could incur a loss as a result. Any failure to procure and maintain necessary permits would adversely affect ongoing development, construction and continuing operation of our projects.

The regulatory environment in Costa Rica has proved to be unresponsive and capricious. Based on our dealings with their regulatory bodies, we have no reason to believe there is any timeframe in which we can expect to hear back regarding requests and the like. Consequently, there is uncertainty as to whether we will ever be able to pursue business opportunities there.

OUR DEVELOPMENT ACTIVITIES AND OPERATIONS ARE SUBJECT TO NUMEROUS ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS.

We are subject to numerous environmental, health and safety laws and regulations in each of the jurisdictions in which we intend to operate. These laws and regulations will require us to obtain approvals and maintain permits, undergo environmental impact assessments and review processes and implement environmental, health and safety programs and procedures to control risks associated with the citing, construction, operation and decommissioning of wind energy projects. For example, to obtain permits we could be required to undertake expensive programs to protect and maintain local endangered species. If such programs are not successful, we could be subject to penalties or to revocation of our permits. In addition, permits frequently specify permissible sound levels.

If we do not comply with applicable laws, regulations or permit requirements, we may be required to pay penalties or fines or curtail or cease operations of the affected projects. Violations of environmental and other laws, regulations and permit requirements, including certain violations of laws protecting migratory birds and endangered species, may also result in criminal sanctions or injunctions.

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Environmental, health and safety laws, regulations and permit requirements may change or become more stringent. Any such changes could require us to incur materially higher costs than we have incurred to date. Our costs of complying with current and future environmental, health and safety laws, regulations and permit requirements, and any liabilities, fines or other sanctions resulting from violations of them, could adversely affect our business, financial condition and results of operations.

WE WILL RELY ON TRANSMISSION LINES AND OTHER TRANSMISSION FACILITIES THAT ARE OWNED AND OPERATED BY THIRD PARTIES. WHEREVER WE DEVELOP OUR OWN GENERATOR LEADS, WE WILL BE EXPOSED TO TRANSMISSION FACILITY DEVELOPMENT AND CURTAILMENT RISKS, WHICH MAY DELAY AND INCREASE THE COSTS OF OUR PROJECTS OR REDUCE THE RETURN TO US ON THOSE INVESTMENTS.

We will depend on electric transmission lines owned and operated by third parties to deliver the electricity we generate. Some of our projects may have limited access to interconnection and transmission capacity because there can be many parties seeking access to the limited capacity that may be available. We may not be able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a failure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limit the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmission limitations, reducing our revenues and impairing our ability to capitalize fully on a particular project’s potential. Such a failure could have a material adverse effect on our business, financial condition and results of operations.

In certain circumstances, we may develop our own generator leads in the future from our projects to available electricity transmission or distribution networks when such facilities do not already exist. In some cases, these facilities may cover significant distances. To construct such facilities, we need approvals, permits and land rights, which may be difficult or impossible to acquire or the acquisition of which may require significant expenditures. We may not be successful in these activities, and our projects that rely on such generator lead development may be delayed, have increased costs or not be feasible. Our failure in operating these generator leads could result in lost revenues because it could limit the amount of electricity we are able to deliver. In addition, we may be required by law or regulation to provide service over our facilities to third parties at regulated rates, which could constrain transmission of our power from the affected facilities, or we could be subject to additional regulatory risks associated with being considered the owner of a transmission line.

WE MAY BE UNABLE TO CONSTRUCT OUR WIND ENERGY PROJECTS ON TIME, AND OUR CONSTRUCTION COSTS COULD INCREASE TO LEVELS THAT MAKE A PROJECT TOO EXPENSIVE TO COMPLETE OR MAKE THE RETURN ON OUR INVESTMENT IN THAT PROJECT LESS THAN EXPECTED.

There may be delays or unexpected developments in completing our future wind energy projects, which could cause the construction costs of these projects to exceed our expectations. We may suffer significant construction delays or construction cost increases as a result of a variety of factors, including, without limitation,:

●	failure to manufacture turbines on the required schedule;

●	failure to receive other critical components and equipment, including batteries, that meet our design specifications on schedule;

●	failure to complete interconnection to transmission networks;

●	failure to obtain all necessary rights to land access and use;

●	failure to receive quality and timely performance of third-party services;

●	failure to secure and maintain environmental and other permits or approvals;

●	appeals of environmental and other permits or approvals that we obtain;

●	failure to obtain capital to develop our planned wind farm projects;

●	shortage of skilled labor;

●	inclement weather conditions;

●	adverse environmental and geological conditions; and

●	force majeure or other events out of our control.

Any of these factors could give rise to construction delays and construction costs in excess of our expectations. This could prevent us from completing construction of a project, cause defaults under any potential financing agreements or under PPAs that require completion of project construction by a certain time, cause the project to be unprofitable for us, or otherwise impair our business, financial condition and results of operations.

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FUTURE LITIGATION OR ADMINISTRATIVE PROCEEDINGS RELATED TO OUR WIND FARM PROJECTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In the future, we may be involved in legal proceedings, administrative proceedings, claims and/or litigation that arise in the ordinary course of business of wind farm projects. Individuals and interest groups may sue to challenge the issuance of a permit for a wind energy project or seek to enjoin construction of a wind energy project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of future wind energy projects. Unfavorable outcomes or developments relating to any such proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations.

WE ARE NOT ABLE TO INSURE AGAINST ALL POTENTIAL RISKS AND MAY BECOME SUBJECT TO HIGHER INSURANCE PREMIUMS.

Our wind energy division will be exposed to the risks inherent in the construction and operation of wind energy projects, such as breakdowns, manufacturing defects, natural disasters, terrorist attacks and sabotage, not all of which is insurable. We may also be exposed to environmental risks. We will have insurance policies covering certain risks associated with our business. However, any such insurance policies will not cover losses as a result of force majeure , natural disasters, terrorist attacks or sabotage, among other things. We do not expect to maintain insurance for certain environmental risks, such as environmental contamination with respect to our wind energy business. In addition, our insurance policies may be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. A serious uninsured loss or a loss significantly exceeding the limits of our future insurance policies could have a material adverse effect on our business, financial condition and results of operations.

WE FACE FORMIDABLE COMPETITION FROM NUMEROUS ESTABLISHED FIRMS THAT PROVIDE BOTH TRADITIONAL ENTERPRISE VOICE COMMUNICATIONS SOLUTIONS AS WELL AS PROVIDERS OF TECHNOLOGY RELATED TO BUSINESS COLLABORATION AND CONTACT CENTER SOLUTIONS; AS THESE MARKETS EVOLVE, WE EXPECT COMPETITION TO INTENSIFY AND EXPAND TO INCLUDE COMPANIES THAT DO NOT CURRENTLY COMPETE DIRECTLY AGAINST US.

We compete against providers of both traditional enterprise voice communications solutions, as well as providers of technology related to business collaboration and contact center solutions. In addition, because the business collaboration market continues to evolve and technology continues to develop rapidly, we may face competition in the future from companies that do not currently compete against us, but whose current business activities may bring them into competition with us in the future. In particular, information technology and communications applications deployed on converged networks become more integrated to support business collaboration. We may face increased competition from current leaders in information technology infrastructure, information technology, consumer products companies, personal and business applications and the software that connects the network infrastructure to those applications. Several of our existing competitors have, and many of our future competitors may have, greater financial, personnel, technical, research and development and other resources, more well-established brands or reputations and broader customer bases and, as a result, these competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Some of these competitors may have customer bases that are more geographically balanced and therefore, may be less affected by an economic downturn in a particular region. Other competitors may have deeper expertise in a particular stand-alone technology that develops more quickly than we anticipate. Competitors with greater resources also may be able to offer lower prices, additional products or services or other incentives. Industry consolidations may also create competitors with broader and more geographic coverage and the ability to reach enterprises through communications service providers. Existing customers of data networking companies that compete against us may be inclined to purchase enterprise communications solutions from their current data networking or software vendors. Additionally, as communications and data networks converge, we may face competition from systems integrators that traditionally have been focused on data network integration.

RISKS RELATED TO THE TELECOMMUNICATIONS INDUSTRY - REGULATION OF IP-BASED NETWORKS AND COMMERCE IN THE UNITED STATES AND ELSEWHERE MAY INCREASE, COMPLIANCE WITH THESE REGULATIONS MAY BE TIME-CONSUMING, DIFFICULT AND COSTLY AND, IF WE FAIL TO COMPLY, OUR SALES MIGHT DECREASE.

In general, the telecommunications industry is highly regulated. Regulatory treatment of VoIP telephony outside the United States varies from country to country and often the laws are unclear. We currently plan to distribute our products and services directly through resellers that may be subject to telecommunications regulations in their home countries. The failure by us or our resellers to comply with these laws and regulations could impact our business operations. Such regulations could include matters such as using or providing VoIP services or protocols, encryption technology and access charges for service providers. The adoption of such regulations could prohibit entry into a target market or force us to withdraw products in one or more jurisdictions. As a result, overall demand for our products could decrease and, at the same time, the cost of selling our products could increase, either of which, or the combination of both, could have a material adverse effect on our business, operating results and financial condition.

In addition, the convergence of the public switched telephone network, or PSTN, and IP-based networks could become subject to governmental regulation, including the imposition of access fees or other tariffs, and such regulation could adversely affect the market for our products and services. User uncertainty regarding future policies and regulations may also affect demand for communications products such as ours. We may be required, or we may otherwise deem it necessary or advisable, to alter our products to address actual or anticipated changes in the regulatory environment. Our inability to timely alter our products or address any regulatory changes may have a material adverse effect on our financial condition, results of operations or cash flows.

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WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE INDUSTRIES, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION .

We face significant competition in many of the markets in which we do business and expect that this competition will intensify. The principal competitive factors in our business are range of service offerings, global capabilities and price and quality of services. In addition, we believe there has been an industry trend to move agent-based operations toward offshore sites. The trend toward international expansion by foreign and domestic competitors and continuous technological changes may erode profits by bringing new competitors into our markets and reducing prices. Our competitors’ products, services and pricing practices, as well as the timing and circumstances of the entry of additional competitors into our markets, could adversely affect our business, results of operations and financial condition.

We rely on a combination of an internal sales effort and third party relationships to market our services. If we are unable to offset pricing declines through increased transaction volume and greater efficiency due to a failure of our sales efforts or otherwise, our business, results of operations and financial condition could be adversely affected.

THE LOSS OF ONE OR MORE MEMBERS OF OUR SENIOR MANAGEMENT OR KEY EMPLOYEES MAY ADVERSELY AFFECT OUR ABILITY TO IMPLEMENT OUR STRATEGY.

We depend on our experienced management team and the loss of one or more key executives could have a negative impact on our business. Our success depends to a significant extent upon the continued services of Mr. Jose P. Quiros, our Chief Executive Officer. The loss of the services of Mr. Quiros could have a material adverse effect on our growth, revenues, and prospective business. Mr. Quiros does have an employment agreement with the Company.

We also depend on our ability to retain and motivate key employees and attract qualified new employees. There can be no assurance that we will be able to retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms. If we lose a member of the management team or a key employee, we may not be able to replace him or her. Integrating new employees into our management team and training new employees with no prior experience in the wind industry could prove disruptive to our operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. An inability to attract and retain sufficient technical and managerial personnel could limit or delay our development efforts, which could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO COMMON STOCK

POTENTIAL FUTURE FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of our business, in the future we may enter into financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK. AS A RESULT, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK APPRECIATES.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our natural gas, oil and wind energy divisions of our business or the construction costs of our development projects or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 2,600,000,000 shares of common stock and 1,401,925,000 shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

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THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

There has been a limited public market for our common stock and an active public market for our common stock may never develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

If the market price for our common stock is below $5.00 per share, trading in our common stock will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

ITEM 2. FINANCIAL INFORMATION.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval that are not statements of historical fact may also contain forward-looking statements. Because such statements include risks and uncertainties, many of which are beyond our control, actual results may differ materially from those expressed or implied by such forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements are set forth in this section entitled “Financial Information” and elsewhere throughout this Form 10.

The following Management’s Discussion and Analysis of Financial Condition or Results of Operations (“MD&A”) of STL Marketing Group, Inc. provides an analysis of the Company’s financial statements for the three and nine-month periods ended September 30, 2014.

The following information is supplementary to, and should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this registration statement on Form 10. The discussion below contains forward-looking statements that involve risks and uncertainties. For additional information regarding some of these risks and uncertainties, please read “Forward Looking Statements” and Item 1A “Risk Factors” included elsewhere in this registration statement on Form 10.

PLAN AND OPERATIONS

Plan of Operation

The Company’s efforts through the period ending September 30, 2014 and for the next 12 months are focused on the following two key areas: (i) continuing efforts to pursue the proposed Power Purchase Agreement (“PPA”) to begin generating renewable wind energy in Costa Rica, and (ii) the initiation of our telecommunications business focused on the distribution and sales of VoIP telecommunications equipment (“PBX Systems”)

Efforts to Finalize the Power Purchase Agreement

In December 2012, we received an official letter affirming our PPA proposal from the Compañia Nacional de Fuerza y Luz (“CNFL”) issued and signed by its General Manager and filed with the Securities and Exchange Commission on July 30, 2013 (the “PPA Letter”). In 2013, b ased on the PPA Letter and ongoing meetings with the CNFL, the Company had its personnel in Costa Rica providing additional technical and tender information in an effort to finalize the PPA. However, since November 2013, the Costa Rica presidential elections were in process and our progress was delayed.

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The Costa Rica presidential elections resulted in Mr. Luis Guillermo Solis becoming the President of Costa Rica (as the candidate from the Partido Accion Ciudadana or PAC). We believed Mr. Solis, as a candidate, took a very favorable position to the generation of electricity by private enterprises as part of an overall solution to the energy crisis of the country. However, since his election, President Solis has since appointed the new Grupo ICE Chairman and CEO whom we believe opposes any private generation of electricity. Further complicating matters, the General Manager who issued us the PPA Letter from CNFL, was unexpectedly removed from office. In fact, a great majority of the CNFL executive staff, who the Company believes was key in its efforts to finalize the PPA have been removed and replaced.

As a result, the Board has reached out to CNFL and requested a meeting with the new General Manager to move forward on our PPA proposal as reflected in the PPA Letter. The Company will also be exploring alternatives to CNFL, including the possibility of a 7200/7508 license (maximum of 20MW). At this time, it is unclear on how these changes affect our progress to date. Due to the governmental changes in Costa Rica, we may have to reinitiate the process with CNFL.

In the interim, the Company has cut its operating costs in Costa Rica by approximately $13,000 per month. Most of the professional studies and technical assessments for the PPA have been paid for and will continue to be applicable in the future leaving minimal costs for us to continue pursuing the PPA. Additionally, the Company believes that all of the services related to the PPA can be easily reinstated or expanded as needed.

In October 2014, the Company met with representatives of CNFL and has also met with a variety of business and government officials to gather more information on the eighteen-month review of private generation in Costa Rica. We believe from these meetings that there is a possibility that the delay may be less than the announced eighteen months and that the Company may be allowed to continue its PPA work in 2016. The Company is cautiously optimistic about this possibility and is continuing its political work to ensure we are up to date and fully informed. We believe the political pressure to address rising energy costs is becoming a point of concern for the new administration. For now, the Company continues to operate in Costa Rica at reduced staff levels.

PhoneSuite Solutions, Inc.

On May 29, 2014, the Board of Directors (the “Board”) of STL Marketing Group, Inc. (the “Company”) approved the formation of PhoneSuite Solutions, Inc. (“PSS”), as a Delaware corporation and a wholly owned subsidiary of the Company. On June 16, 2014, the Board approved the issuance of one-hundred (100) shares of common stock of PSS to the Company (the “Subsidiary Shares”). The Subsidiary Shares represent 100% of the authorized shares of common stock of PSS.

On June 24, 2014, PSS, as the Company’s wholly owned subsidiary, entered into a Strategic Alliance and Distribution Agreement (the “Agreement”) with Call Management Products, Inc. (“CMP”), a Colorado corporation in the business of designing, manufacturing, marketing, and selling telecommunications products. The Agreement provides that PSS will establish a dealer network and market and sell CMP’s products both internationally and in the United States (the “Territory”). In the domestic market PSS will market to the general business market, excluding the hospitality and assisted living verticals. Internationally, PSS may sell to all markets and develop both the hospitality and general business marketplaces.

We believe that in 2016 PhoneSuite Solutions, Inc. will begin to generate revenue, add dealers, and follow through with our goal to gain financial independence. We are actively pursuing sales leads and are in discussion with at least one major chain to enlist PSS for all its overseas properties based on a master contract with CMP. Because our overhead is very small, we only need two or three sales each month to maintain profitability. We believe that this should ease dependence on fundraising over the near term and lessen our need for the current funding mechanisms.

Results of Operations

For the three months ended September 30, 2014 and 2013

For the three months ended September 30, 2014 and 2013, the Company reported a net loss of $(158,282) and $(982,052), respectively. The change in net (loss) between the periods ended September 30, 2014 and 2013 is primarily attributed to derivative liabilities.

Operating expenses increased by roughly 1% during the three months ended September 30, 2014, as compared to the three months ended September 30, 2013. The net $1,916 increase in operating expenses is primarily attributed to the following changes in operating expenses: increase in compensation of $3,919 due to the inclusion of payroll taxes, decrease in professional fees of $9,129 related to legal services required in Costa Rica and a increase in general and administrative of $7,126 related in the marketing and web development of the Company’s new development into the PBX market.

The Company is still a development stage company and therefore has no revenues to date.

For the nine months ended September 30, 2014 and 2013

For the periods ended September 30, 2014 and 2013, the Company reported a net loss of $(521,138) and $(1,395,101), respectively. The change in net loss between the periods ended September 30, 2014 and 2013 is due to a decrease in derivative liabilities.

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Operating expenses decreased by roughly 4% during the nine months ended September 30, 2014, as compared to the nine months ended September 30, 2013. The $21,765 decrease in operating expenses is primarily attributed to the following changes in operating expenses: increase in compensation of $13,425 due to the inclusion of payroll taxes, increase in professional fees of $64,216 and decrease in general and administrative of $99,406 primarily related in elimination of reclassifying outside service fees of $75,000, as well an overall decrease in expenses including rent and outside service fees.

The Company is still a development stage company and therefore has no revenues to date.

Liquidity and Capital Resources

As of September 30, 2014, we had a working deficit of $5,064,400 as compared to December 31, 2013 of $5,402,299 a decrease of $337,900. The decrease in working deficit for the period ended September 30, 2014, is primarily attributed to an increase in the Company’s assets deferred offering costs of $59,136, as well as an increase in liabilities related to accrued payables and accrued liabilities of $126,647, additional convertible notes, net of discount of $242,745 and a decrease in notes payable of $57,100, settlement and stock liabilities of $9,652, as well as in derivative liabilities of $576,818.

Net cash used in operating activities for the nine months ended September 30, 2014 and 2013, was $(312,173) and $(271,973), respectively. The net loss for the nine months ended September 30, 2014 and 2013 was $(521,138) and $(1,395,101), respectively.

Net cash provided by investing activities for the nine months ended September 30, 2014 was $2,758, as compared to the nine months ended September 30, 2013 was $14,806.

Net cash provided by all financing activities for the nine months ended September 30, 2014 was $314,000, as compared to $257,075 for the nine months ended September 30, 2013. During the nine month period ended September 30, 2014, the Company sold notes for the proceeds of $314,000.

The estimated working capital requirement for the next twelve months is $250,000. Due to the operations of PhoneSuite Solutions, Inc., the Company anticipates additional infrastructure and human resources.

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $521,138 and $312,173, respectively, for the nine months ended September 30, 2014.

The Company will require additional funding to finance its operations and its milestones. There can be no assurance that financing will be available or that the Company will be able to achieve its milestones.

Our auditors have expressed substantial doubt about the Company’s ability to continue as a “going concern”. The Company plans to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that it will be under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may need to cease operations or seek protection under bankruptcy laws. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will continue as a “going concern”. Our ability to continue status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our business plan may not be successful in addressing these issues.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

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We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence, the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Stock-Based Compensation - The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Accounting for Stock-Based Compensation” established financial accounting and reporting standards for stock-based employee compensation. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock based compensation expenses are included in cost of goods sold or Selling, general and administrative expenses, depending on the nature of the services provided, in the Statement of Operations.

When computing fair value of share based payments, the Company has considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

●	The expected warrant term is the contractual term of the warrant.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

ITEM 3. PROPERTIES.

Currently, we are headquartered in Colorado Springs, Colorado and operate our main office located at 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903. The office is approximately 973 square feet. The original lease including operating building costs increased to $1,135 per month in November 2012 and ended on October 31, 2013. On November 13, 2013, the Company entered into a second rental amendment to the original lease agreement by and between G. Douglas and Janis Wasson and Engelage Real Estate One, LLC, (Landlord) and Versant Corporation, (Tenant), dated October 15, 2010. The lease expires on November 14, 2016. Not including operating building costs, the minimum base rent schedule is $694.08 per month for the year beginning November 15, 2013, $742.66 per month for the year beginning November 15, 2014, and $794.65 per month for the year beginning November 15, 2015.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock and Preferred Stock as of February 17, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed on the following page possess sole voting and investment power with respect to their shares.

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	Common Stock (4)		Series A Preferred Stock (4)		Series B Preferred Stock (4)		Series C Preferred Stock (4)		All Stock
Name and Address of Beneficial Owner (1)(2)	Number of Shares Owned	Percent of Class	Number of Shares Owned	Percent of Class	Number of Shares Owned	Percent of Class	Number of Shares Owned	Percent of Class
Jose Quiros (3)	100,000,000	11.05%			1,400,000,000	100%			1,500,000,000	11.05% of Common Stock 100% of Series B Preferred Stock
All Directors and Executive Officers as a Group	100,000,000	11.05%			1,400,000,000	100%			1,500,000,000	12.52% of Common Stock 100% of Series B Preferred Stock

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise stated, the address of all beneficial owners is 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 904,673,206 shares of common stock, 1,800,000 shares of Series A Preferred Stock, 1,400,000,000 shares of Series B Preferred stock and 0 shares of series C Preferred Stock, respectively, issued and outstanding as of February 17, 2015 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder.

(3) The shares held by Versant I, Inc. are owned by Jose P. Quiros, our Chief Executive Officer.

(4) The Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have voting rights of 1 vote per share, 1 vote per share, 1.6 votes per share and 0 votes per shares, respectively.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers has an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Name	Age	Position
Jose P. Quiros	47	Chief Executive Officer, Director

Jaime L. Kniep	37	Chief Financial Officer, Director

Ing. Pedro P. Quiros	76	Director

Jose P. Quiros, age 47 – Chief Executive Officer

Mr. Quiros has worked at a variety of industries and companies from start-ups to Fortune 1000 companies. He has operated companies in the UK, Dubai, India, Russia and the US. Most recently, Mr. Quiros was the Chief Operating Officer for CETIS, a telecommunications manufacturer from 2006 through 2010. While at CETIS, he undertook a multi continent expansion and completed two successful mergers and acquisitions.

Mr. Quiros received two Bachelor of Science from Barry University in Miami. He holds degrees in Economics/ Finance & International Business Management and graduated Summa Cum Laude. Mr. Quiros also attended the University of Miami School of Law.

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Ing. Pedro P. Quiros, age 76, Director

Ing. Pedro P. Quiros (“Ing. Quiros”), began his career as a high level executive at the Instituto Costarricense de Electricidad (ICE). Over the past 50 years, he has had a varied career where he worked at a variety of multinational corporations such as Ascom-Timeplex, ITT, Harris Corporation, General Electric and GTECH to name a few. He has operated, restructured and started companies in more than a dozen countries including telecommunications systems in Saudi Arabia, Jordan, Brazil and Colombia. Most recently, Ing. Quiros served, from 2006 through 2010, as the Chief Executive Officer & Chairman of the Instituto Costarricense de Electricidad (Grupo ICE) where he oversaw that company’s telecommunications and electrical utilities companies. ICE has revenue of $1 billion, over twenty thousand employees and is Costa Rica’s predominant state owned telecommunications and energy company.

Ing. Quiros received his Bachelor’s Degree in Mathematics from St. Michael’s College, Vermont, (magna cum laude) and Bachelor’s Degree Electrical Engineering degree from Purdue University, Indiana.

Mrs. Jaime L. Kniep, age 37, Chief Financial Officer

Ms. Kniep has focused her career in business management and accounting. She has worked for several companies directly handling their financials, daily accounting practices and overall internal procedures. From 2000 to 2010, Ms. Kniep served in a variety or roles and rose to be the Financial Controller for CETIS, Inc., a manufacturer of telecommunications equipment, where she managed $30 mm in revenues. In this role, she managed four offices containing a staff of ten accountants, bookkeepers, and administrative people on three continents.

Ms. Kniep attended Utah State University where she majored in Accounting.

Family Relationships.

The Chairman of the Board, Mr. Ing. Pedro P. Quiros is the father of our Chief Executive Officer, Mr. Jose P. Quiros.

Audit Committee

The Board of Directors has not established any committees and acts as the Audit Committee for the Company.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Officers

The following is a table detailing compensation made to the Company’s executive officers, including annual cash salaries paid to officers of the Company’s subsidiaries, for the last two fiscal years ending December 31.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jose P. Quiros President and Chief Executive Officer	2014	$ 130,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$130,000
	2013	$130,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$130,000
	2012	$130,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$130,000

Jaime L. Kniep Chief Financial Officer	2014	$100,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100,000
	2013	$100,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100,000
	2012	$100,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100,000

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Actual Salary Paid and Accrued

Name and Principal Position	Year	Salary($)	Paid each Year($)	Accrued Salary for the Year ($)
Jose P. Quiros President and Chief Executive Officer	2014	$130,000	$57,758.82	$72,241.18
	2013	$130,000	$47,180.61	$82,819.39
	2012	$130,000	$5,000.00	$125,000

Jaime L. Kniep Chief Financial Officer	2014	$100,000	$8,431.50	$81,568.50
	2013	$100,000	$45,000	$55,000
	2012	$100,000	$5,000.00	$95,000

The above salaries are often not paid or partially paid. Since inception, no executive officer has received full compensation in any year and any unpaid salary has been accrued.

We currently do not have any retirement, pension, profit-sharing, stock options or insurance programs for the benefit of our employees.

Members of the Company’s Board of Directors receive a stipend of $100 per meeting per director.

As of the date of this Registration Statement, the Company has not granted any stock options.

Employment Contracts

Currently, the Company has employment contracts with Mr. Jose P. Quiros and Mrs. Jaime L. Kniep.

Mr. Jose Quiros

Effective October 15, 2012, the Company and Mr. Jose P Quiros, our President and Chief Executive Officer, entered into a five (5) year employment agreement, which provides for an annual salary of $130,000. Under such agreement, Mr. Quiros shall administer, supervise, manage and control the business development of the Company and conduct day to day managerial duties as are customary for such a position. The Company will provide Mr. Quiros with medical dental and life insurance. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

The Company may terminate Mr. Quiros with or without cause upon thirty (30) days written notice. In the event that Mr. Quiros is terminated without cause all compensation owed to him will be due immediately upon such termination. During the term of his employment, Mr. Quiros will not work for or provide any services in any capacity to any competitor during the term of his employment and for (1) year thereafter.

Mrs. Jaime L. Kniep.

Effective October 15, 2012, the Company and Mrs. Jaime L Kniep, our Chief Financial Officer, entered into a five (5) year employment agreement, which provides for an annual salary of $100,000. Under such agreement, Mrs. Kniep shall perform such duties as are customary with her position including, but not limited to, managing the Company’s finances and reviewing and preparing financials statements. The Company will provide Mrs. Kniep with medical dental and life insurance. The Company will reimburse of all her reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out her duties and responsibilities under the agreement.

The Company may terminate Mrs. Kniep with or without cause upon thirty (30) days written notice. In the event that Mrs. Kniep is terminated without cause all compensation owed to her will be due immediately upon such termination. During the term of her employment, Mrs. Kniep will not work for or provide any services in any capacity to any competitor during the term of her employment and for (1) year thereafter.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Chairman of the Board, Mr. Ing. Pedro P. Quiros is the father of our Chief Executive Officer, Mr. Jose P. Quiros.

The Company incurred consulting expenses to a company, which is owned by a board member, and for the periods ending September 30, 2014 and September 30, 2013, the amounts were $75,000 and $112,500 respectively. These consulting expenses correlate to the setup of the wind farm operation in Costa Rica.

The Company executed various promissory notes to related parties since inception. No new notes were issued for the period ending September 30, 2014.

The notes had the following terms:

●	Maturing in 3 months to 1 year;
●	Non-interest bearing
●	Unsecured
●	Default interest rate at 6%, per annum;

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During the nine months ended September 30, 2014 and the year ended December 31, 2013, the Company repaid $0 and $2,925 respectively leaving a balance of $73,949 and $73,949 respectively. The Company is currently in default on all of these notes.

Debt under these obligations at September 30, 2014 and December 31, 2013 is as follows:

	September 30, 2014	December 31, 2013

Notes payable	$73,949	$73,949
Less: Current maturities	(73,949)	(73,949)
Notes payable, net of Current maturities	$—	$—

ITEM 8. LEGAL PROCEEDINGS.

Grupo Aldesa Arbitration

In 2012, the Company filed an arbitration claim with the “Centro Internacional de Conciliacion y Arbitraje” or “CICA” alleging that Grupo Aldesa, S.A., its then investment bank, withheld $195,400 of investor funds from the Company in mid-2011 for its own use and benefit and contrary to the executed agreement between the companies. The case claims that Aldesa received funds from two investors and remitted 50% of those funds and keeping the balance without authorization. Additionally, the Company did notify the Federal Bureau of Investigation (FBI), as well as, the State Attorney General of both Delaware and Colorado in mid-2012. Grupo Aldesa appealed to the Sala Primera de la Corte Suprema (the Supreme Court over these types of legal matters) in October of 2012 claiming CICA did not have subject matter jurisdiction or the right to adjudicate the case. In a strongly worded opinion Sala Primera rejected Aldesa’s appeal in the Company’s favor. CICA has received the official notice from the Sala Primera regarding the opinion and has taken up the case from where we were before the appeal.

Section 3(a)(10) Exchange

On March 19, 2014, the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement (the “Settlement Agreement”) between STL Marketing Group, Inc., a Colorado corporation (the “Company”), and Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”), in the matter entitled Tarpon Bay Partners, LLC v. STL Marketing Group, Inc., Case No. 2014-CA-278 (the “Action”). Tarpon commenced the Action against the Company on February 6, 2014 to recover an aggregate of $519,281.96 of past-due accounts payable of the Company, which Tarpon had purchased from certain service providers of the Company pursuant to the terms of separate receivable purchase agreements between Tarpon and each of such vendors (the “Assigned Accounts”), plus fees and costs (the “Claim”). The Assigned Accounts relate to certain legal, accounting, and financial services. The Order provides for the full and final settlement of the Claim and the Action. The Settlement Agreement became effective and binding upon the Company and Tarpon upon execution of the Order by the Court on March 19, 2014.

Pursuant to the terms of the Settlement Agreement approved by the Order, the Company shall issue and deliver to Tarpon shares (the “Settlement Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”) in one or more tranches as necessary, and subject to adjustment and ownership limitations, sufficient to generate proceeds such that the aggregate Remittance Amount (as defined in the Settlement Agreement) equals the Claim. Increasing the number of shares issued and outstanding will necessarily dilute existing shareholders. In addition, pursuant to the terms of the Settlement Agreement, the Company issued to Tarpon a convertible promissory note in the principal amount of Twenty Five Thousand Dollars ($25,000) (the “Note”).

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to Tarpon or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by Tarpon and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by Tarpon and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

Furthermore, the Settlement Agreement provides that, for so long as Tarpon or any of its affiliates hold any Settlement Shares, neither the Company nor any of its affiliates shall, without the prior written consent of Tarpon (which may not be unreasonably withheld): (1) vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of the Company’s Board of Directors), (2) or solicit any proxies or seek advise or influence any person with respect to any voting securities of the Company; in favor of (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (iii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (iv) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (v) taking any action which would impede the purposes and objects of the Settlement Agreement or (vi) taking any action, intention, plan or arrangement similar to any of those enumerated above.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

While there is no established public trading market for our common stock, our common stock is quoted on the Pink Sheets under the symbol SLTK. The following table sets forth the high and low bid prices for our common stock reported by the Pink Sheets for the periods indicated below. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Price Range Per Share
Year Ending December 31, 2014	High ($)	Low ($)
First Quarter	0.0105	0.009
Second Quarter	0.0025	0.0017
Third Quarter	0.0005	0.0004
Fourth Quarter	0.0001	0.0001

Year Ending December 31, 2013	High ($)	Low ($)
First Quarter	0.0160	0.0022
Second Quarter	0.0180	0.0035
Third Quarter	0.0179	0.0051
Fourth Quarter	0.0239	0.0088

Year Ending December 31, 2012
First Quarter	0.0040	0.0013
Second Quarter	0.0040	0.0011
Third Quarter	0.0100	0.0010
Fourth Quarter	0.0299	0.0015

As of February 10, 2015, we have 904,673,206 shares of common stock outstanding. All of these shares were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and therefore are treated as “restricted securities.” Our shares of common stock are currently listed on the OTC Markets, OTC Pink.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as the definition used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

Holders

As of February 17, 2015, we had 194 shareholders of common stock per our transfer agent’s shareholder list.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the growth of our business.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

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ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Common Stock has 2,600,000,000 shares authorized at $0.001 par value. Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

For the nine months ended September 30, 2014 the following Common Stock has been issued:

3,846,154 Restricted Common Stock to Iconic Holdings, LLC. of Bethesda, MD. Stock was issued against the agreement for an Equity Line of Credit of up to five million dollars ($5,000,000). This is the first of two tranches for their commitment fee of the contract.

1,833,000 Restricted Common Stock to Uptick Capital, LLC. of Stamford, CT. Stock was issued against services for consulting in strategic planning initiatives to enhance and accelerate the commercialization of the Company’s business objectives.

41,656,963 Common Stock the Holder of various convertible notes that converted $32,500 in principal and $1,300 in accrued interest for a note with the maturity date of August 2014.

176,088,000 Common Stock to Tarpon Bay Partners, LLC., pursuant to Section 3(a)(10) of the Securities Act of 1933, stated by the Circuit Court of the Second Judicial Circuit in Florida.

44,284,604 Common Stock the Holder of various convertible notes that converted $42,500 in principal and $1,700 in accrued interest for a note with the maturity date of October 2014.

127,033,879 Common Stock the Holder of various convertible notes that converted $32,500 in principal and $1,300 in accrued interest for a note with the maturity date of December 2014.

52,000,000 Common Stock the Holder of a convertible note that converted $9,360 in principal and $0 in accrued interest for a note with the maturity date of September 2014.

12,600,000 Common Stock (Restricted) to Investor News Source Consulting, LLC. for services rendered during a two-month period.

The securities described above were not registered under the Securities Act of 1933 (the “Securities Act”). Such issuance of securities was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of investors, which included, in pertinent part, that such investors were sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D, and upon such further representations from the investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our determination is made based further upon our action of (a) making written disclosure to each Investor in the Subscription Agreement prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock and Preferred Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 4,001,925,000 shares of capital stock, of which 2,600,000,000 are shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,800,000 are shares of Series A preferred stock, par value $1.00 per share, 1,400,000,000 are shares of Series B preferred stock, par value $0.001 per share, and 125,000 are shares of Series C preferred stock, par value $0.001 per share (collectively the “Preferred Stock”). As of February 17, 2015, 904,673,206 shares of Common Stock, 1,800,000 shares of Series A Preferred Stock, and 1,400,000,000 shares of Series B Preferred Stock were issued and outstanding.

25

(1) Common Stock

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “paripassu”, or each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands, every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

(2) Preferred Stock

Our Board of Directors is authorized to issue 1,401,925,000 shares of preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.

Series A Convertible Preferred Stock

As of February 17, 2015, 1,800,000 shares of our Series A Preferred Stock (the “Series A Preferred”) have been designated, of which 1,800,000 are issued and outstanding and held by five shareholders. Each share of the Series A Preferred has one vote per share and the holder(s) of the Series A Preferred shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating that may be declared or paid by this Company. At the option of the holder of the Series A Preferred, each share of the Series A Preferred may be converted into the Company’s common stock at any time and from time to time after March 1, 2018. The Series A Preferred does not contain any sinking fund provisions.

Series B Convertible Preferred Stock

As of February 17, 2015, 1,400,000,000 shares of our Series B Preferred Stock have been designated, of which all are issued and outstanding and held by one shareholder. Each share of the Series B Preferred Stock (the “Series B Preferred”) shall have a 1.6 votes per share and shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by the Company. The Series Preferred do not have contain any sinking fund provisions and have no conversion rights.

Series C Convertible Preferred Stock

As of February 17, 2015, 125,000 shares of our Series C Preferred Stock (the “Series C Preferred”) have been designated, of which none are currently issued and outstanding. The Series C Preferred do not have voting rights and are not entitled to any dividends. The Series C preferred do not contain any sinking fund provisions.

At the option of the holder of the Series C Preferred, each share of the Series C Preferred may be converted into the Company’s Common Stock at a 50% discount to the average of the lowest three (3) trading prices in the ten trading days immediately prior to the date upon which the Series C Preferred is converted.

Transfer Agent and Registrar

The Company’s transfer agent is VStock Transfer, LLC, 18 Lafayette Place Woodmere, New York 11598. VStock Transfer, LLC is registered under the Exchange Act and is a Securities and Exchange Commission (“SEC”) approved transfer agent, under the regulatory authority of the SEC.

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ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified to the fullest extent as provided by the Colorado corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013

Assets

Current Assets
Cash	$5,303	$717
Deferred offering costs	84,136	25,000
Total Current Assets	89,439	25,717

Property and Equipment, net	6,303	7,231

Other Assets
Security deposits	1,135	4,533
Total Other Assets	1,135	4,533

Total Assets	$96,877	$37,481

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$920,764	$861,022
Accounts payable - related party	391,158	324,252
Notes payable - related party	73,949	73,949
Liability to be settled in stock	75,000	103,333
Liability settlement	18,681	—
Notes payable, net of current maturities	60,000	117,100
Current maturities of convertible notes payable, net of discount	940,433	697,688
Derivative liabilities	2,673,854	3,250,672
Total Current Liabilities	5,153,839	5,428,016

Total Liabilities	5,153,839	5,428,016

Commitments and Contingencies

Stockholders’ Deficit
Class A - Preferred Stock, 10% of Par Value, Non-Cumulative, $1.00 Par Value, 1,800,000 Shares Authorized, 1,800,000 Shares Issued and 1,800,000 outstanding	1,800,000	1,800,000
Class B - Preferred Stock, $0.001 Par Value, 1,400,000,000 Shares Authorized, 1,400,000,000 Shares Issued and 1,400,000,000 outstanding	1,400,000	1,400,000
Class C - Preferred Stock, $0.001 Par Value, 125,000 Shares Authorized, Zero Shares Issued and Outstanding	—	—
Common Stock, $0.001 Par Value, 2,600,000,000 Shares Authorized, 598,566,124 Shares Issued and Outstanding at September 30, 2014, 139,223,524 Issued and Outstanding at December 31, 2013	598,566	139,224
Additional paid in capital - Preferred Stock	(232,000)	(232,000)
Discount on Preferred Stock	(2,466,999)	(2,466,999)
Additional paid in capital - Common Stock	470,145	74,776
Deficit	(2,072,374)	(2,072,374)
Accumulated deficit during the development stage	(4,554,300)	(4,033,162)
Total Stockholders’ Deficit	(5,056,962)	(5,390,535)

Total Liabilities and Stockholders’ Deficit	$96,877	$37,481

See accompanying notes to the condensed consolidated financial statements

F-1

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Statements of Operations

					For the Period
					April 8, 2010
					(Date of Inception)
	For the Three Month Ended		For the Nine Month Ended		to
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014

Revenues	$—	$—	$—	$—	$—

Cost of revenues	—	—	—	—	—

Gross profit	—	—	—	—	—

Operating expenses
Compensation	61,419	57,500	185,925	172,500	998,429
Professional fees	22,120	31,249	228,561	164,345	1,319,321
Selling, general and administrative	71,532	64,406	105,376	204,782	435,006
Total operating expenses	155,071	153,155	519,862	541,627	2,752,756

Loss from operations	(155,071)	(153,155)	(519,862)	(541,627)	(2,752,756)

Other income (expense):
Interest expense	(160,454)	(19,767)	(218,147)	(45,881)	(300,723)
Interest expense - discount on notes	(102,904)	(115,143)	(349,940)	(246,229)	(721,864)
Loss on Settlement Liability	(36,337)	—	(78,193)	—	(78,193)
Change in fair value of derivative liabilities	600,826	(693,987)	1,170,770	166,078	676,824
Derivative expense	(304,342)	—	(525,766)	(727,442)	(1,318,863)
Loss on abandonment of land lease	—	—	—	—	(58,725)

Other income (expense) - net	(3,211)	(828,897)	(1,276)	(853,474)	(1,801,544)

Loss before income tax provision	(158,282)	(982,052)	(521,138)	(1,395,101)	(4,554,300)

Income tax provision	—	—	—	—	—

Net Income (Loss)	$(158,282)	$(982,052)	$(521,138)	$(1,395,101)	$(4,554,300)

Net income/(loss) per common share - basic & diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)

Weighted average common shares outstanding - basic & diluted	386,302,419	139,223,524	237,058,602	134,405,123

See accompanying notes to the condensed consolidated financial statements

F-2

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

			April 8, 2010
			(Date of Inception)
	For the Nine Months Ended		to
	September 30, 2014	September 30, 2013	September 30, 2014

Cash Flows From Operating Activities:
Net Income (Loss)	$(521,138)	(1,395,101)	$(4,554,300)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,568	2,174	18,078
Stock based compensation	66,500	5,000	291,500
Amortization of debt discount	349,940	246,229	721,865
Change in fair value of derivative liabilities	(1,170,770)	(166,078)	(676,824)
Derivative expense	509,902	727,442	1,302,999
Amortization of deferred offering costs	15,864		15,864
Financing fees	78,193		78,193
Interest on debt converted below par	143,816		143,816
Loss on abandonment of land lease	—	—	58,725
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses	—	100	—

Increase (decrease) in:

Accounts payable and accrued liabilities	147,046	262,355	864,009
Accounts payable - related party	66,906	45,906	391,158
Net Cash Used in Operating Activities	(312,173)	(271,973)	(1,344,917)

Cash Flows From Investing Activities:
Cash aquired in merger	—	1,131	1,131
Net proceeds from disposition of land lease	—	—	67,500
Cash payment for land lease	—	—	(135,000)
Purchase of property and equipment	(640)	—	(15,607)
Deposit for acquisition	—	—	(25,000)
Loan to related party	—	13,675	13,675
Security deposits	3,398	—	(1,135)
Net Cash Provided by (Used in) Investing Activities	2,758	14,806	(94,436)

Cash Flows From Financing Activities:
Proceeds from notes	—	—	50,000
Proceeds from related party notes	—	—	95,428
Repayment of related party notes	—	(2,925)	(21,479)
Proceeds from related party loans	—	—	16,706
Proceeds from issuance of preferred stock	—	—	732,001
Stock issuance costs, preferred stock	—	—	(232,000)
Proceeds from issuance of common stock	—	25,000	225,000
Stock issuance costs, common stock	—	—	(30,000)
Proceeds from convertible notes	314,000	235,000	609,000
Net Cash Provided by Financing Activities	314,000	257,075	1,444,656

Net change in cash	4,586	(92)	5,303

Cash at beginning of period	717	185	—

Cash at end of period	$5,303	93	$5,303

Supplemental disclosure of non-cash investing and financing activities:

As part of the reverse merger, the Company acquired the following assets and liabilities:
Cash	$—	$1,131	$1,131
Convertible Debt, Net of Discount	$—	$(324,253)	$(324,253)
Accounts Payable & Accrued Liabilities	$—	$(113,678)	$(113,678)
Promissory Notes	$—	$(17,100)	$(17,100)
Liability to be settled in stock	$—	$(98,333)	$(98,333)
Reduction of deposit for acquisition	$—	$(25,000)	$(25,000)
Debt issued in acquisition	$—	$(50,000)	$(50,000)
Net liabilities acquired & non-cash acquisition costs	$—	$(2,072,374)	$(2,072,374)

Conversion of convertible notes payable into common stock	$116,860	$—	$116,860
Note payable issued for deferred offering costs	$25,000	$—	$50,000
Common stock issued for deferred offering costs	$50,000	$—	$50,000
Liabilities settled in connection with the Liabilities Purchase Agreement	$164,758	$—	$164,758

See accompanying notes to the Condensed consolidated financial statements

F-3

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Statements of Stockholders’ Deficit

April 8, 2010 (Date of Inception) to September 30, 2014

	Preferred Stock, Class A Par Value $1.00		Preferred Stock, Class B Par Value $0.001		Additional Paid-In Capital Preferred	Discount on Preferred	Common Stock, Class B Par Value $0.001		Additional Paid-In Capital Common		Accumulated Deficit during the Development
	Shares	Amount	Shares	Amount	Stock	Stock	Shares	Amount	Stock	Deficit	Stage	Total
Balance 4/8/2010	—	$—	—	$—	$—	$—	—	$—	$—	$—	$—	$—
Founders Stock ($0.001 per share)	—	—	1,400,000,000	1,400,000	—	(1,399,000)	—	—	—	—	—	1,000
Shares of Class B Stock issued to service providers in exchange for services rendered ($0.002 per share)	—	—	—	—	—	—	100,000,000	100,000	119,000	—	—	219,000
Net Loss	—	—	—	—	—	—	—	—	—	—	(265,206)	(265,206)
Balance 12/31/2010	—	$—	1,400,000,000	$1,400,000	—	$(1,399,000)	100,000,000	$100,000	$119,000	$—	$(265,206)	(45,206)

Preferred Stock issued for cash	1,800,000	1,800,000	—	—	—	(1,067,999)	—	—	—	—	—	732,001
Stock issuance costs, preferred stock ($0.41 per share)	—	—	—	—	(232,000)	—	—	—	—	—	—	(232,000)
Common stock issued for cash ($1.00 per share)	—	—	—	—	—	—	200,000	200	199,800	—	—	200,000
Stock issuance costs, common stock	—	—	—	—	—	—	—	—	(30,000)	—	—	(30,000)
Net Loss	—	—	—	—	—	—	—	—	—	—	(681,975)	(681,975)
Balance 12/31/2011	1,800,000	$1,800,000	1,400,000,000	$1,400,000	$(232,000)	$(2,466,999)	100,200,000	$100,200	$288,800	$—	$(947,181)	(57,180)

Net Loss	—	—	—	—	—	—	—	—	—	—	(627,349)	(627,349)
Balance 12/31/2012	1,800,000	$1,800,000	1,400,000,000	$1,400,000	$(232,000)	$(2,466,999)	100,200,000	$100,200	$288,800	$—	$(1,574,530)	(684,529)

Effect of merger and recapitalization	—	—	—	—	—	—	26,623,524	26,624	(26,624)	(2,072,374)	—	(2,072,374)
Purchase of Treasury Shares ($1.00 per share)	—	—	—	—	—	—	(200,000)	(200)	(199,800)	—	—	(200,000)
Stock issued for cash ($0.002 per share)	—	—	—	—	—	—	12,600,000	12,600	12,400	—	—	25,000
Net Loss	—	—	—	—	—	—	—	—	—	—	(2,458,632)	(2,458,632)
Balance 12/31/2013	1,800,000	$1,800,000	1,400,000,000	$1,400,000	$(232,000)	$(2,466,999)	139,223,524	$139,224	$74,776	$(2,072,374)	$(4,033,162)	(5,390,535)

Stock issued for service ($0.020 per share)	—	—	—	—	—	—	733,000	733	14,267	—	—	15,000
Stock issued for service ($0.014 per share)	—	—	—	—	—	—	1,100,000	1,100	13,900	—	—	15,000
Stock issued for service ($0.013 per share)	—	—	—	—	—	—	3,846,154	3,846	46,154	—	—	50,000
Stock issued for service ($0.0015 per share)	—	—	—	—	—	—	12,600,000	12,600	6,300	—	—	18,900
Stock issued for conversion of note payable	—	—	—	—	—	—	264,975,446	264,975	—	—	—	264,975
Reclassification of derivative liabilities due to conversion of debt	—	—	—	—	—	—	—	—	245,286	—	—	245,286
Liabilities settled under Laibility Purchase Agreement	—	—	—	—	—	—	176,088,000	176,088	69,462	—	—	245,550
Net Profit/(Loss)	—	—	—	—	—	—	—	—	—	—	(521,138)	(521,138)
Balance 09/30/2014	1,800,000	$1,800,000	1,400,000,000	$1,400,000	$(232,000)	$(2,466,999)	598,566,124	$598,566	$470,145	$(2,072,374)	$(4,554,300)	$(5,056,962)

See accompanying notes to the condensed consolidated financial statements

F-4

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2014

(Unaudited)

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

On October 15, 2012, STL Marketing Group, Inc. (“STLK”) entered into a merger agreement with Versant Corporation, a Delaware corporation (“Versant”). The agreement consisted of $75,000 for the Series A and C Preferred Stock. On January 23 and January 29, the respective Boards of Versant and STLK respectively approved the Share Exchange Plan (“SEP”). As a result of the Share Exchange Plan, on February 4, 2013: (1) the STL Marketing holders of Preferred A and Preferred C Series stock, returned their shares to Treasury for the reclassification and restructuring of these shares; (2) STLK’s Preferred Series A, B and C were restructured and amended to reflect the SEP agreed to by the companies; (3) Versant Class X shareholders exchanged their 1,000 Versant Class X Common shares for 1,400,000,000 Preferred Series B STLK Stock; (4) Versant Class A shareholders exchanged their 1,800,000 Versant Class A shares for 1,800,000 Preferred Series A Convertible STLK Stock; (5) of the 200,003 Versant’s Class B Common Stock shareholders, 200,000 shares ($200,000 value) received convertible notes in STLK and the remaining 3 shares ($219,000 value) received 100,000,000 restricted STLK Common Stock; (6) Versant issued 7,500,000 Class B, Common Shares to STL Marketing Group, granting them 100% of the common shares in Versant. Upon finalization of the merger the accounting acquirer held 1,501,800,000 shares or 98.26% of the combined entity and the legal acquirer held 26,623,524 shares of 1.74% of the combined entity.

STL Marketing Group, Inc. was a “shell company” prior to the Merger and did not conduct an active trade or business. From and after the consummation of the Merger on February 4, 2013 STL Marketing Group, Inc.’s primary operations consisted of the business and operations of Versant Corporation. Because STL Marketing Group, Inc. was a shell company at the time of the Merger; we filed a general form for registration under Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For accounting purposes, the Merger transaction has been accounted for as a reverse acquisition, with STL Marketing Group, Inc. as the acquirer. The consolidated financial statements of STL Marketing Group, Inc. for the fiscal year ended December 31, 2013 represent a continuation of the financial statements of Versant Corporation, with one adjustment, which is to retroactively adjust the legal capital of Versant Corporation to reflect the legal capital of STL Marketing Group, Inc.

The Company has recently added the sale and distribution of PBX equipment (VoIP technology) to its original focus in the development of renewable energy projects. As a result our business is the sales and distribution of VoIP PBXs under the brand name PhoneSuite, as well as the prospective sale of electricity through a wind park to a government owned utility company in Costa Rica. The Company continues to evaluate additional opportunities to bolster its revenue stream.

Summary of Significant Accounting Policies

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2013, together with Management’s Discussion and Analysis, as contained in the Form 10-K filed on April 15, 2014. The financial information as of December 31, 2013 is derived from the audited financial statements for the year ended December 31, 2013. The other information in these condensed consolidated financial statements is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of the results for the periods covered. All such adjustments are of a normal recurring nature. These condensed financial statements, including notes, have been prepared in accordance with the applicable rules of the Securities and Exchange commission (“SEC”) and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements.

The interim results for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any future interim periods.

Principles of Consolidation

The Company’s consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary/entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Energia Renovable Versant SRL (ER) (1)	Costa Rica	November, 2010	100%

V Tres Bache SRL (V3) (2)	Costa Rica	November, 2010	100%

Versant Corporation (VC) (3)	Delaware	April, 2010	100%

PhoneSuite Solutions, Inc. (PSS) (4)	Delaware	May, 2014	100%

F-5

(1)	ER was incorporated to establish renewable energy wind parks in Costa Rica. ER is the sole stockholder of V3.

(2)	V3 was incorporated to build and operate the first energy development on the Bache site.

(3)	VC was incorporated as the original US holding company for the wind development in Costa Rica.

(4)	PSS was incorporated to handle the distribution markets of PhoneSuite products.

All inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Fair Value of Financial Instruments

The fair value of our financial assets and liabilities reflects our estimate of amounts that we would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of our assets and liabilities, we seek to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The following are the major categories of liabilities measured at fair value on a recurring basis at September 30, 2014 and December 31, 2013, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	September 30, 2014		December 31, 2013
	Assets	Liabilities	Assets	Liabilities

Level 1
None	$—	$—	$—	$—

Level 2
None	—	—	—	—

Level 3
Derivative Liabilities	—	2,673,854	—	3,250,672

	$—	$2,673,854	$—	$3,250,672

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurements is the expected volatility assumption. A significant increase (decrease) in the expected volatility assumption could potentially result in a higher (lower) fair value measurement.

F-6

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long-lived assets.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations. The Company has not recorded any impairment charges during the months ended September 30, 2014 and 2013 or the period April 8, 2010 (inception) to September 30, 2014.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, which ranges from three to seven years.

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Research and Development

Research and development is expensed as incurred.

Advertising Costs

We expense advertising costs in the period in which they are incurred.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-7

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

F-8

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the nine months ended September 30, 2014 and 2013. The Company believes that all prior periods are still subject to examination by tax authorities.

Net Loss per Common Share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.

During the three and nine months ended September 30, 2014 and September 30, 2013, we reported a net loss, and accordingly dilutive instruments were excluded from the net loss per share calculation for such periods.

Common stock equivalents are as follows:

	September 30, 2014	December 31, 2013

Convertible Debt	9,292,898,942	183,200,803
Liability to be settled in common stock (1)	872,093	1,960,769
Liability to be settled in common stock (exercise price $0.01/share) (2)	285,715,200	7,271,718
Common stock equivalents	9,579,486,235	192,433,290

(1)	Fair value was $15,000 at September 30, 2014 and $43,333 at December 31, 2013. See Note 6.

(2)	Fair value was $60,000 at September 30, 2014 and $60,000 at December 31, 2013. See Note 6.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

On July 18, 2013, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2013-11, ” Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists ” (“ASU 2013-11”). ASU 2013-11 states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward, except as follows. The unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets to the extent (a) a net operating loss carryforward, a similar tax loss or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or (b) the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax assets for such purpose. The amendments in ASU 20103-11 are effective prospectively for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on our financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company is currently evaluating the impact of the new standards.

F-9

In June 2014, the FASB issued ASU No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating this guidance and the impact it will have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 2 – Going Concern

As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $521,138 and net cash used in operations of $312,173 for the nine months ended September 30, 2014. The Company has a deficit accumulated during the development stage of $4,554,300 and a working capital deficit of $5,064,400 at September 30, 2014. The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of debt and equity securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Property and Equipment

	September 30, 2014	December 31, 2013
Property and equipment are as follows:
Furniture and fixtures	$4,909	$4,909
Machinery and equipment	8,191	7,551
Leasehold improvements	2,507	2,507
	15,607	14,967
Accumulated depreciation and amortization	(9,304)	(7,736)
Property and equipment - net	$6,303	$7,231

Depreciation expense for the nine months ended September 30, 2014 and 2013 and for the period from April 8, 2010 (inception) through September 30, 2014 was $1,568, $1,449 and $9,304, respectively.

Note 4 – Due From Investment Bank

In April 2011, the Company engaged a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement. During 2012 the Company entered into a dispute with the investment bank. The Company contends that the investment bank retained more than the fee allowed by the contract on the sale of equity securities (the “Closings”) that took place during the period April 2011 through December 2011. At September 30, 2014 and December 31, 2013, the Company believes they are owed $195,400 and $195,400, respectively, from the investment bank relating to excess fees withheld from the Closings. Due to the uncertainty surrounding the recoverability of the funds from the investment bank the Company has recorded a full allowance against the receivable. This amount has been recorded in additional paid in capital in the statement of stockholders equity. If the company wins the dispute and actually recovers the funds it will be recorded to additional paid in capital.

F-10

Note 5 – Notes Payable

	September 30, 2014	December 31, 2013
In October 2010, a third party loaned the Company $50,000 under a demand note bearing zero interest. This note is in default.	$50,000	$50,000

In March 2011, third parties loaned the Company $11,500 under demand notes bearing interest from 8-10% per year. The notes were acquired in the merger and are in default. A payment of $1,500 was made as of June 2014, leaving a balance of $10,000 as of September 2014.	10,000	11,500

In December 2011, third parties loaned the Company $5,600 under demand notes bearing interest at 10%, plus a late fee of an additional 2% per month. The notes were acquired in the merger and were in default. The note was paid in full as of September 2014.	—	5,600

In February 2013, the Company executed a promissory note in the principal amount of $50,000, bearing an interest rate of 5%, with a default rate of 18%. The payment terms involve two payments of $25,000 each. This note was in default. The note was paid in full as of September 2014.	—	50,000
	$60,000	$117,100

Note 6 – Liability to be Settled in Stock

In March of 2008, the Company entered into an asset purchase agreement to purchase certain tangible and intangible assets for $65,000 in STLK common stock. As of September 30, 2014 and December 31, 2013, a liability totaling $0 and $43,333 respectively, exists related to these unissued shares. This liability was acquired in the merger. In coordination with Section 3(a)(10) of the Securities Act of 1933, stated by the Circuit Court of the Second Judicial Circuit in Florida, the Company agreed to pay for this debt and therefore moved this debt from the Liability to be Settled in Stock to a Settlement Liability (see Note 7).

In August 2012, the Company executed a consulting agreement with a third party to provide various services. Under the terms of the agreement, the consultant would be paid $10,000 per month for six months in the form of free trading shares. The share total is computed as follows:

●	Earned compensation will accrue interest at 6%; and

●	Accrued compensation will be convertible into 70% of the average of the lowest three closing bid prices of the 20 days preceding any conversion

At September 30, 2014, the fully recorded amount of $60,000 remains outstanding and available to be converted. This liability was acquired in the merger.

In January of 2014, the Company executed a three-month consulting agreement with a third party to provide strategic planning matters. The consultant would be paid $15,000 per month for three months in the form of restricted common stock, using the average of the last five trading days of the month. As of September 30, 2014 the last remaining months balance of $15,000 has yet to be issued. There is no interest under this agreement.

Note 7 – Settlement Liability

In coordination with Section 3(a)(10) of the Securities Act of 1933, stated by the Circuit Court of the Second Judicial Circuit in Florida, the Company agreed to a settlement liability to pay for its outstanding stock liability debt of $43,333. Total payments of $24,652 were made during the nine month period ending September 30, 2014, leaving a balance of $18,681 and $0 as of September 30, 2014 and December 31, 2013 respectively.

F-11

Note 8 – Convertible Notes Payable

(A) Convertible Notes Payable

At September 30, 2014 and December 31, 2013, convertible debt consisted of the following:

	September 30, 2014	December 31, 2013

Convertible into 50% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in July 2008 ($75,000), November 2008 ($100,000) and February 2010 ($15,000). These notes bear an interest rate of 8%-10%. These notes were acquired in the merger and are currently in default.	$190,000	$190,000

Convertible into 50% of the five day average closing bid prices immediately preceding conversion. This note matured in July 2008. This note has an interest rate of 8%. This note was acquired in the merger and is currently in default.	50,000	50,000

Convertible into 10% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. This note matured in March 2008 and bears a 6% interest rate. This note was acquired in the merger and is currently in default.	40,000	40,000
Convertible into 75% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in May and June of 2010 and bear an 8% interest rate. These notes were acquired in the merger and are currently in default.	25,000	25,000

Convertible into 50% of the average of the lowest three closing prices during the 10 trading days immediately preceding conversion. Notes mature in July 2013 – May 2014 and bear an 8% interest rate. These notes are currently in default.	492,000	492,000

Convertible into 60% of the lowest of any day during the 10 trading days immediately preceding conversion. Note matured in September 2014 and bears a 9.9% interest rate. As of September 30, 2014, $9,360 of this note has been converted, leaving a balance of $18,140.	18,140	27,500

Convertible at the greater (a) $0.015 or (b) at 50% of the lowest closing bid price during the 30 trading days immediately preceding conversion. This note matured in May 2014, bears a 10% interest rate and is currently in default.	25,000	25,000

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in August 2014 and bears an 8% interest rate. As of June 30, 2014, this note has been converted in full.	—	32,500

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in October 2014 and bears an 8% interest rate. As of September 30, 2014, this note has been converted in full.	—	—

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in December 2014 and bears an 8% interest rate. As of September 30, 2014, this note has been converted in full.	—	—

Convertible at a 50% discount of the lowest of any day during the 15 trading days immediately preceding conversion. Note matures in March 2015 and bears an 8% interest rate.	21,500	—

Convertible at a 50% of the lowest closing bid price during the 30 trading days immediately preceding conversion. Note matures in September 2014 and bears a 10% interest rate.	25,000	—
Convertible at the lessor of (a) $0.004 or (b) at 40% discount of the lowest trade price during the 25 trading days immediately preceding conversion. Note matures in May 2016 and bears a one time interest charge of 12% after ninety days (August 2014).	25,000	—

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in March 2015 and bears an 8% interest rate.	32,500	—

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in March 2015 and bears an 8% interest rate.	32,500	—

Convertible into 50% of the lowest close price during the 10 trading days immediately preceding conversion. Note matures in July 2015 and bears an 8% interest. In connection with this convertible note, the Company issued a Back End convertible note, in the principal amount of $40,000. The Back End Note has the same terms, due dates and conditions the convertible note. This Back End note is secured by a $40,000 Promissory Note to the Company, issued by the Holder. The Company has the right to cancel the Back End note. If it elects to disallow such funding, then the Company’s Back End Note will be cancelled along with the offsetting Holder’s Promissory Note.	40,000	—

Convertible at a 42% discount of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in April 2015 and bears an 8% interest rate.	32,500	—

Convertible into 50% of the lowest close price during the 10 trading days immediately preceding conversion. Note matures in August 2015 and bears an 8% interest. In connection with this convertible note, the Company issued a Back End convertible note, in the principal amount of $25,000. The Back End Note has the same terms, due dates and conditions the convertible note. This Back End note is secured by a $25,000 Promissory Note to the Company, issued by the Holder. The Company has the right to cancel the Back End note. If it elects to disallow such funding, then the Company’s Back End Note will be cancelled along with the offsetting Holder’s Promissory Note.	25,000	—

Convertible at the lessor of (a) $0.004 or (b) at 40% discount of the lowest trade price during the 25 trading days immediately preceding conversion. Note matures in September 2016 and bears a one time interest charge of 12% after ninety days (December 2014).	30,000	—
	$1,104,140	$882,000

F-12

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company’s common stock at conversion prices and terms discussed above. The Company classifies embedded conversion features in these notes as a derivative liability due to the discount to market feature, which could require a settlement in shares that cannot be determined until such conversions occur. The Company may not be able to determine if sufficient authorized shares exist in connection with contemplated conversions, which requires liability classification.

Convertible debt consisted of the following activity and terms:

		Interest Rate	Maturity

Convertible Debt Balance as of December 31, 2013	$882,000	8% -12%	March 2008 – Sept. 2014 ($882,000 is in default as of September 30, 2014)

Borrowings during the nine month period ended September 30, 2014	339,000	8% -12%	October 2014 – Sept. 2016

Conversions during the nine month period ended September 30, 2014	(116,860)
Convertible Debt Balance as of September 30, 2014	1,104,140

Debt Discount	(163,707)

Convertible Debt Balance as of September 30, 2014 - Net	$940,433

(B) Debt Discount

During the nine months ended September 30, 2014 and 2013, the Company recorded debt discounts totaling $329,336 and $435,000 respectively.

The debt discounts pertain to convertible debt that contains embedded conversion options that are required to be bifurcated and reported at fair value.

The Company amortized $349,940 and $246,229 during the nine months ended September 30, 2014 and September 30, 2013, respectively, to interest expense.

	September 30, 2014	December 31, 2013

Debt Discount	$787,965	$575,489
Amortization of debt discount	(624,258)	(391,177)
Debt Discount - net	$163,707	$184,312

Note 9 – Derivative Liabilities

Derivative liability – December 31, 2013	$3,250,672
Fair value mark to market adjustment for convertible instruments	(1,170,770)
Reduction in fair value due to debt conversions	(245,286)
Fair value at the commitment date for convertible instruments	839,238
Derivative liability - September 30, 2014	$2,673,854

The Company records debt discount to the extent of the gross proceeds raised, any excess amount is recorded as a derivative expense. The Company recorded a derivative expense of $525,766 and $727,442 for the nine months ended September 30, 2014 and 2013.

F-13

The Company uses the Black-Scholes model to estimate the fair value of its derivative liabilities at the end of each reporting period. The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of September 30, 2014:

	Commitment Date	September 30, 2014

Expected dividends:	0%	0%
Expected volatility:	238% - 449%	290% - 483%
Expected term:	0.50 - 2 years	0.01 – 1.93 year
Risk free interest rate:	0.08% - 0.37%	0.02% - 0.58%

Note 10 – Related Party Transactions

(A) Accounts Payable – Related Party

As of September 30, 2014 and December 31, 2013 the Company had accounts payable due to board members and companies owned by board members of $391,158 and $324,252. During the period April 8, 2010 through September 30, 2014, management and board members have been loaning money to the Company, paying expenses on behalf of the Company and deferring consulting fees.

(B) Related Party Consulting Services

The Company incurred consulting expenses to a company that is owned by a board member, and for the nine month periods ending September 30, 2014 and September 30, 2013 the amounts were $75,000 and $112,500 respectively.

(C) Notes Payable – Related Parties

The Company executed various promissory notes to related parties since inception. No new notes were issued for the period ending September 30, 2014.

The notes had the following range of terms:

●	Maturing in 3 months to 1 year;

●	Non-interest bearing

●	Unsecured

●	Default interest rate at 6%, per annum;

During the nine months ended September 30, 2014 and the year ended December 31, 2013, the Company repaid $0 and $2,925 respectively leaving a balance of $73,949 and $73,949 respectively. The Company is currently in default on all of these notes.

Debt under these obligations at September 30, 2014 and December 31, 2013 is as follows:

	September 30, 2014	December 31, 2013

Notes payable	$73,949	$73,949
Less: Current maturities	(73,949)	(73,949)
Notes payable, net of Current maturities	$—	$—

Note 11 – Retirement Plan

401(k)

The Company provided a 401(k) employee savings and retirement plan (the “Plan”). The Plan covered all employees who have completed six months of consecutive service with 160 hours monthly or have completed one year of service. The Company matched 100 percent of a participant’s elective deferrals up to 3 percent of the participant’s compensation, plus 50 percent of the participant’s elective deferrals that exceed 3 percent of the participant’s compensation, up to 5 percent of the participant’s compensation. Total contributions by the Company to the Plan were $0, $0, and $12,349 for the nine months ended September 30, 2014 and 2013 and for the period April 8, 2010 (inception) through September 30, 2014, respectively.

F-14

Note 12 – Foreign Operations

Costa Rica

Operations outside the U.S. include subsidiaries in Costa Rica. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. These subsidiaries are still in the development stage and have not generated any revenues.

The consolidated financial statements of the Company’s subsidiary, located in Costa Rica, are translated from colones, its functional currently, into U.S. dollars, the Company’s functional currency. All foreign currency assets and liabilities are translated at the exchange rate in effect at the reporting date, and all revenue and expenses are translated at the month-end exchange rate. The effects of translating the financial statements of the foreign subsidiary into U.S. dollars are reported as a cumulative translation adjustment, a separate component of the accumulated other comprehensive income (loss) in the consolidated statements of the shareholders’ equity (deficit). Foreign currency transaction gains/losses are reported as a component of other income – net in the consolidated statements of operations. The amount of foreign currency transaction gains and losses and translation adjustments were de minimis during the nine month periods ended September 30, 2014 and 2013.

Note 13 – Stockholders Deficit

Common Stock –

Common Stock has 2,600,000,000 shares authorized at $0.001 par value. Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

For the nine months ended September 30, 2014 the following Common Stock has been issued:

●	3,846,154 Restricted Common Stock to Iconic Holdings, LLC. of Bethesda, MD. Stock was issued against the agreement for an Equity Line of Credit of up to five million dollars ($5,000,000). This is the first of two tranches for their commitment fee of the contract.

●	1,833,000 Restricted Common Stock to Uptick Capital, LLC. of Stamford, CT. Stock was issued against services for consulting in strategic planning initiatives to enhance and accelerate the commercialization of the Company’s business objectives.

●	41,656,963 Common Stock the Holder of various convertible notes that converted $32,500 in principal and $1,300 in accrued interest for a note with the maturity date of August 2014.

●	176,088,000 Common Stock to Tarpon Bay Partners, LLC., pursuant to Section 3(a)(10) of the Securities Act of 1933, stated by the Circuit Court of the Second Judicial Circuit in Florida.

●	44,284,604 Common Stock the Holder of various convertible notes that converted $42,500 in principal and $1,700 in accrued interest for a note with the maturity date of October 2014.

●	127,033,879 Common Stock the Holder of various convertible notes that converted $32,500 in principal and $1,300 in accrued interest for a note with the maturity date of December 2014.

●	52,000,000 Common Stock the Holder of a convertible note that converted $9,360 in principal and $0 in accrued interest for a note with the maturity date of September 2014.

●	12,600,000 Common Stock (Restricted) to Investor News Source Consulting, LLC. for services rendered during a two-month period.

Note 14 – Commitments and Contingencies

Operating Leases

On November 1, 2010, the Company began leasing office space in Colorado Springs. This lease has been renewed for an additional three-year term. Monthly rent begins at $694 per month and increases over the term of the lease. The Company is also responsible for paying a share of the landlord’s property operating costs. The renewal lease began in November 2013 and expires in October 2016.

Rent expense amounted to $17,066 and $33,480 for the nine month periods ending September 30, 2014 and September 30, 2013, respectively and is included in selling, general and administrative expenses in the consolidated statements of operations.

F-15

Future minimum lease payments under these operating leases are approximately as follows:

Period Ending September 30,
2015	15,256
2016	13,147
Total	$28,403

Agreements with Placement Agents and Finders

In April 2011, the Company engaged, a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement with the following terms:

●	To assist the Company in connection with a best efforts private placement of up to $9.5 million of the Company’s equity and/or debt securities

●	Compensation – a fee in an amount equal to 5% of the aggregate gross proceeds raised

A former principal member of the board of directors of the Company is an employee of the investment bank.

During the year ended December 31, 2011 the Company paid the investment bank fees of $262,000. The Company is disputing $195,400 of these fees. (See Note 4)

Liability Purchase Agreement

On March 19, 2014, the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, entered an order approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, in accordance with a stipulation of settlement between STL Marketing Group, Inc., a Colorado corporation, and Tarpon Bay Partners, LLC, a Florida limited liability company, in the matter entitled Tarpon Bay Partners, LLC v. STL Marketing Group, Inc. , Case No. 2014-CA-278. Tarpon commenced the Action against the Company on February 6, 2014 to recover an aggregate of $519,282 of past-due accounts payable of the Company, which Tarpon had purchased from certain service providers of the Company pursuant to the terms of separate receivable purchase agreements between Tarpon and each of such vendors, plus fees and costs. The Assigned Accounts relate to certain legal, accounting, and financial services. The Order provides for the full and final settlement of the Claim and the Action. The Settlement Agreement became effective and binding upon the Company and Tarpon upon execution of the Order by the Court on March 19, 2014.

Pursuant to the Settlement Agreement, the Company shall issue and deliver to Tarpon shares (the “Settlement Shares”) of the Company’s Common Stock in one of more tranches as necessary, and subject to adjustment and ownership limitations, sufficient to generate proceeds such that the aggregate Remittance Amount (as defined in the Settlement Agreement) equals the Claim.

In addition, pursuant to the terms of the Settlement Agreement, the Company issued to Tarpon the Tarpon Initial Note in the principal amount of $25,000. Under the terms of the Tarpon Initial Note, the Company shall pay Tarpon $25,000 on the date of maturity which was May 31, 2014. This Note is convertible by Tarpon into the Company’s Common Shares (See Note 8).

Also per the Company’s agreement with Tarpon, the Company issued the Tarpon Success Fee Note in the principal amount of $25,000 in favor of Tarpon as a commitment fee. The Tarpon Success Fee Note is due on September 20, 2014. The Tarpon Success Fee Note is convertible into shares of the Company’s common stock (See Note 8).

In connection with the settlement, and during the nine months ended September 30, 2014, the Company issued Tarpon 176,088,000 shares of Common Stock from which gross proceeds of $245,550 were generated from the sale of the Common Stock. In connection with the transaction, Tarpon received fees of $80,793 and providing payments of $164,758 to settle outstanding vendor payables.

Any shares not used by Tarpon are subject to return to the Company. Accordingly, the Company accounts for these shares as issued but not outstanding until the shares have been sold by Tarpon and the proceeds are known. Net proceeds received by Tarpon are included as a reduction to accounts payable or other liability as applicable, as such funds are legally required to be provided to the party Tarpon purchased the debt from.

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. Other than the litigation with Costa Rican Investment Bank, as discussed in Note 4, the Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

F-16

Note 15 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported. The Management of the Company determined that there are certain reportable subsequent events to be disclosed as follows:

The Holder of a convertible note converted $7,281 in principal for a note with the maturity date of September 2014, into 60,675,000 shares of Common Stock.

The Company issued 12,600,000 of Restricted Common Stock to Investor News Source Consulting, LLC. for services rendered during a two-month period.

The Holder of various convertible notes converted $4,720 in principal and $234 in accrued interest for a note with the maturity date of March 2015, into 80,226,100 shares of Common Stock.

The Holder of a convertible note converted $5,000 in principal for a note with the maturity date of October 2013, into 12,528,067 shares of Common Stock.

The Holder of various convertible notes converted $6,295 in principal, and $2,271 in accrued interest and $ 2,415 in fees for a note with the maturity date of September 2014, into 88,553,963 shares of Common Stock.

On October 30, 2014, the Board approved the Reverse Stock Split and recommended to the Majority Stockholder that they approve the Reverse Stock Split. On October 31, 2014, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting in accordance with Colorado law.

●	The 1-for-15 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the ” Reverse Stock Split “);

The Schedule 14C Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, was submitted to and confirmed receipt by the Securities and Exchange Commission on November 3, 2014.

The Reverse Stock Split will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Colorado. We currently expect to file the Amendment on or about December 3, 2014.

F-17

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Financial Statements

December 31, 2013 and 2012

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of STL Marketing Group, Inc.

We have audited the accompanying consolidated balance sheets of STL Marketing Group, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2013 and 2012 and the period from April 8, 2010 (date of inception) through December 31, 2013. STL Marketing Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STL Marketing Group, Inc. as of December 31, 2013 and 2012 and the period from April 8, 2010 (date of inception) through December 31, 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the financial statements, the Company has an accumulated deficit during the development stage, has incurred losses and the Company is dependent on raising additional capital to meet its future business plans. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ
April 15, 2014

F-19

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
Assets

Current Assets
Cash	$717	$185
Prepaid expenses	-	399
Deferred offering costs	25,000	-
Total Current Assets	25,717	584

Property and Equipment, net	7,231	10,060

Other Assets
Deposit for acquisition of STLK	-	25,000
Security deposits	4,533	4,533
Total Other Assets	4,533	29,533

Total Assets	$37,481	$40,177

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$861,022	$380,367
Accounts payable - related party	324,252	200,759
Due to related party	-	16,706
Notes payable - related party	73,949	76,874
Liability to be settled in stock	103,333	-
Notes payable, net of current maturities	117,100	50,000
Current maturities of convertible notes payable, net of discount	697,688	-
Derivative liabilities	3,250,672	-
Total Current Liabilities	5,428,016	724,706

Total Liabilities	5,428,016	724,706

Commitments and Contingencies

Stockholders’ Deficit
Class A - Preferred Stock, 10% of Par Value, Non-Cumulative, $1.00 Par Value, 1,800,000 Shares Authorized, 1,800,000 Shares Issued and 1,800,000 outstanding	1,800,000	1,800,000
Class B - Preferred Stock, $0.001 Par Value, 1,400,000,000 Shares Authorized, 1,400,000,000 Shares Issued and 1,400,000,000 outstanding	1,400,000	1,400,000
Class C - Preferred Stock, $0.001 Par Value, 125,000 Shares Authorized, Zero Shares Issued and Outstanding	-	-
Common Stock, $0.001 Par Value, 2,600,000,000 Shares Authorized, 139,223,524 Shares Issued and Outstanding at December 31, 2013, 100,200,000 Shares Issued and Outstanding at December 31, 2012	139,224	100,200
Additional paid in capital - Preferred Stock	(232,000)	(232,000)
Discount on Preferred Stock	(2,466,999)	(2,466,999)
Additional paid in capital - Common Stock	74,776	288,800
Deficit	(2,072,374)	-
Accumulated deficit during the development stage	(4,033,162)	(1,574,530)
Total Stockholders’ Deficit	(5,390,535)	(684,529)

Total Liabilities and Stockholders’ Deficit	$37,481	$40,177

See accompanying notes to the condensed consolidated financial statements

F-20

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

			For the Period
			April 8, 2010
	For the Year Ended		(Date of Inception) to
	December 31, 2013	December 31, 2012	December 31, 2013

Revenues	$-	$-	$-

Cost of revenues	-	-	-

Gross profit	-	-	-

Operating expenses
Compensation	248,303	274,696	812,504
Professional fees	373,630	205,840	1,090,760
Selling, general and administrative	102,281	81,238	329,630
Total operating expenses	724,214	561,774	2,232,894

Loss from operations	(724,214)	(561,774)	(2,232,894)

Other income (expense):
Interest expense	(75,451)	(6,850)	(82,576)
Interest expense - discount on notes	(371,924)	-	(371,924)
Change in fair value of derivative liabilities	(493,946)	-	(493,946)
Derivative expense	(793,097)	-	(793,097)
Loss on abandonment of land lease	-	(58,725)	(58,725)

Other income (expense) - net	(1,734,418)	(65,575)	(1,800,268)

Loss before income tax provision	(2,458,632)	(627,349)	(4,033,162)

Income tax provision	-	-	-

Net loss	$(2,458,632)	$(627,349)	$(4,033,162)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)

Weighted average common shares outstanding	135,619,624	100,200,000

See accompanying notes to the condensed consolidated financial statements

F-21

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

			April 8, 2010
	For the Twelve Months Ended		(Date of Inception) to
	December 31, 2013	December 31, 2012	December 31, 2013

Cash Flows From Operating Activities:
Net loss	(2,458,632)	(627,349)	(4,033,162)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,828	6,948	16,510
Stock based compensation	5,000	-	225,000
Amortization of debt discount	371,925	-	371,925
Change in fair value of derivative liabilities	493,946	-	493,946
Derivative expense	793,097	-	793,097
Loss on abandonment of land lease	-	58,725	58,725
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses	399	(50)	-
Security deposits	-	-	(4,533)

Increase (decrease) in:

Accounts payable and accrued liabilities	336,595	285,725	716,962
Accounts payable - related party	123,493	162,475	324,252
Net Cash Used in Operating Activities	(331,349)	(113,526)	(1,037,278)

Cash Flows From Investing Activities:
Cash acquired in merger	1,131	-	1,131
Net proceeds from disposition of land lease	-	67,500	67,500
Cash payment for land lease	-	-	(135,000)
Purchase of property and equipment	-	-	(14,967)
Deposit for acquisition	-	(25,000)	(25,000)
Loan to related party	13,675	-	13,675
Net Cash Provided by (Used in) Investing Activities	14,806	42,500	(92,661)

Cash Flows From Financing Activities:
Proceeds from notes	-	-	50,000
Proceeds from related party notes	-	35,478	95,428
Repayment of related party notes	(2,925)	(7,933)	(21,479)
Proceeds from related party loans	-	16,706	16,706
Proceeds from issuance of preferred stock	-	-	732,001
Stock issuance costs, preferred stock	-	-	(232,000)
Proceeds from issuance of common stock	25,000	-	225,000
Stock issuance costs, common stock	-	-	(30,000)
Proceeds from convertible notes	295,000	-	295,000
Net Cash Provided by Financing Activities	317,075	44,251	1,130,656

Net change in cash	532	(26,775)	717

Cash at beginning of period	185	26,960	-

Cash at end of period	717	185	717

Supplemental disclosure of non-cash investing and financing activities:

As part of the reverse merger, the Company acquired the following assets and liabilities:
Cash	$1,131	$-	$1,131
Convertible Debt, Net of Discount	$(324,253)	$-	$(324,253)
Accounts Payable & Accrued Liabilities	$(113,678)	$-	$(113,678)
Promissory Notes	$(17,100)	$-	$(17,100)
Liability to be settled in stock	$(98,333)	$-	$(98,333)
Reduction of deposit for acquisition	$(25,000)	$-	$(25,000)
Debt issued in acquisition	$(50,000)	$-	$(50,000)
Net liabilities acquired & non-cash acquisition costs	$(2,072,374)	$-	$(2,072,374)

Convertible notes issued in exchange for common stock	$(200,000)	$-	(200,000)
Note payable issued for deferred offering costs	$25,000	$-	$25,000

See accompanying notes to the Condensed consolidated financial statements

F-22

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Statements of Stockholders’ deficit

April 8, 2010 (Date of Inception) to December 31, 2013

	Preferred Stock, Class A Par Value $1.00		Preferred Stock, Class B Par Value $0.001		Additional Paid-In Capital~Preferred	Discount on Preferred	Common Stock, Class B Par Value $0.001		Additional Paid-In Capital Common		Accumulated Deficit during the development
	Shares	Amount	Shares	Amount	Stock	Stock	Shares	Amount	Stock	Deficit	stage	Total
Balance 4/8/2010	-	$-	-	$-	$-	$-	-	$-	$-	$-	$-	$-
Founders Stock ($0.001 per share)	-	-	1,400,000,000	1,400,000	-	(1,399,000)	-	-	-	-	-	1,000
Shares of Class B Stock issued to service providers in exchange for services rendered ($0.002 per share)	-	-	-	-	-	-	100,000,000	100,000	119,000	-	-	219,000
Net Loss											(265,206)	(265,206)
Balance 12/31/2010	-	-	1,400,000,000	1,400,000	-	(1,399,000)	100,000,000	100,000	119,000	-	(265,206)	(45,206)

Preferred Stock issued for cash	1,800,000	1,800,000	-	-	-	(1,067,999)	-	-	-	-	-	732,001
Stock issuance costs, preferred stock ($0.41 per share)	-	-	-	-	(232,000)	-	-	-	-	-	-	(232,000)
Common stock issued for cash ($1.00 per share)	-	-	-	-	-	-	200,000	200	199,800	-	-	200,000
Stock issuance costs, common stock	-	-	-	-	-	-	-	-	(30,000)	-		(30,000)
Net Loss											(681,975)	(681,975)
Balance 12/31/2011	1,800,000	1,800,000	1,400,000,000	1,400,000	(232,000)	(2,466,999)	100,200,000	100,200	288,800	-	(947,181)	(57,180)

Net Loss											(627,349)	(627,349)
Balance 12/31/2012	1,800,000	1,800,000	1,400,000,000	1,400,000	(232,000)	(2,466,999)	100,200,000	100,200	288,800	-	(1,574,530)	(684,529)

Effect of merger and recapitalization							26,623,524	26,624	(26,624)	(2,072,374)		(2,072,374)
Purchase of Treasury Shares ($1.00 per share)							(200,000)	(200)	(199,800)			(200,000)
Stock issued for cash ($0.002 per share)							12,600,000	12,600	12,400			25,000
Net Loss											(2,458,632)	(2,458,632)
Balance 12/31/2013	1,800,000	$1,800,000	1,400,000,000	$1,400,000	$(232,000)	$(2,466,999)	139,223,524	$139,224	$74,776	$(2,072,374)	$(4,033,162)	$(5,390,535)

See accompanying notes to the Condensed consolidated financial statements

F-23

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

STL Marketing Group, Inc.

On October 15 , 2012, STL Marketing Group, Inc. (“STLK”) entered into a merger agreement with Versant Corporation, a Delaware corporation (“Versant”). The agreement consisted of $75,000 for the Series A and C Preferred Stock. On January 23 and January 29, the respective Boards of Versant and STLK respectively approved the Share Exchange Plan (“SEP”). As a result of the Share Exchange Plan, on February 4, 2013: (1) the STL Marketing holders of Preferred A and Preferred C Series stock, returned their shares to Treasury for the reclassification and restructuring of these shares; (2) STLK’s Preferred Series A, B and C were restructured and amended to reflect the SEP agreed to by the companies; (3) Versant Class X shareholders exchanged their 1,000 Versant Class X Common shares for 1,400,000,000 Preferred Series B STLK Stock; (4) Versant Class A shareholders exchanged their 1,800,000 Versant Class A shares for 1,800,000 Preferred Series A Convertible STLK Stock; (5) of the 200,003 Versant’s Class B Common Stock shareholders, 200,000 shares ($200,000 value) received convertible notes in STLK and the remaining 3 shares ($219,000 value) received 100,000,000 restricted STLK Common Stock; (6) Versant issued 7,500,000 Class B, Common Shares to STL Marketing Group, granting them 100% of the common shares in Versant. Upon finalization of the merger the accounting acquirer held 1,501,800,000 shares or 98.26% of the combined entity and the legal acquirer held 26,623,524 shares of 1.74% of the combined entity.

STL Marketing Group, Inc. was a “shell company” prior to the Merger and did not conduct an active trade or business. From and after the consummation of the Merger on February 4, 2013 STL Marketing Group, Inc.’s primary operations consisted of the business and operations of Versant Corporation. Because STL Marketing Group, Inc. was a shell company at the time of the Merger; we filed a general form for registration under Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For accounting purposes, the Merger transaction has been accounted for as a reverse acquisition, with STL Marketing Group, Inc. as the acquirer. The consolidated financial statements of STL Marketing Group, Inc. for the fiscal year ended December 31, 2013 represent a continuation of the financial statements of Versant Corporation, with one adjustment, which is to retroactively adjust the legal capital of Versant Corporation to reflect the legal capital of STL Marketing Group, Inc.

Summary of Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Energia Renovable Versant SRL (ER) (1)	Costa Rica	November, 2010	100%

V Tres Bache SRL (V3) (2)	Costa Rica	November, 2010	100%

Versant Corporation (VC) (3)	Delaware	April, 2010	100%

(1) ER was incorporated to establish renewable energy wind parks in Costa Rica. ER is the sole stockholder of V3.

(2) V3 was incorporated to build and operate the first energy development on the Bache site.

(3) VC was incorporated as the original US holding company for the wind development in Costa Rica.

All inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-24

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Fair Value of Financial Instruments

The fair value of our financial assets and liabilities reflects our estimate of amounts that we would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of our assets and liabilities, we seek to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The following are the major categories of liabilities measured at fair value on a recurring basis at December 31, 2013 and December 31, 2012, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	December 31, 2013		December 31, 2012
	Assets	Liabilities	Assets	Liabilities

Level 1
None	$-	$-	$-	$-

Level 2
None	-	-	-	-

Level 3
Derivative Liabilities	-	3,250,672	-	-

	$-	$3,250,672	$-	$-

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable inputs used in the fair value measurements is the expected volatility assumption. A significant increase (decrease) in the expected volatility assumption could potentially result in a higher (lower) fair value measurement.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-25

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations. The Company has not recorded any impairment charges during the years ended December 31, 2013 and 2012 or the period April 8, 2010 (inception) to December 31, 2013.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, which ranges from three to seven years.

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Research and Development

Research and development is expensed as incurred.

Advertising Costs

We expense advertising costs in the period in which they are incurred.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-26

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended December 31, 2013 and 2012. The Company believes that all prior periods are still subject to examination by tax authorities.

F-27

Net Loss per Common Share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.

Since the Company reflected a net loss for the years ended December 31, 2013 and 2012, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive. A separate computation of diluted loss per share is not presented.

Common stock equivalents are as follows:

	December 31, 2013	December 31, 2012

Convertible Debt	183,200,803	-
Liability to be settled in common stock (1)	1,960,769	-
Liability to be settled in common stock (exercise price $0.01/share) (2)	7,271,718	-
Common stock equivalents	192,433,290	-

(1) Fair value was $43,333 at December 31, 2013 and $0 at December 31, 2012. See Note 6.

(2) Fair value was $60,000 at December 31, 2013 and $0 at December 31, 2012. See Note 6.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. Adoption of this ASU did not have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to the financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under International Financial Reporting Standards (IFRS). ASU 2013-01 is effective for all entities (public and private) for the fiscal years beginning on or after January 1, 2013, and interim periods within. Retrospective application is required for any period presented that begins before the entity’s initial application of the new requirements. The adoption of this ASU did not have a material effect on the Company’s financial position, results of operations or cash flows.

Other Recently Issued, but Not Yet Effective

Accounting Pronouncements

On July 18, 2013, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2013-11, “ Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists “ (“ASU 2013-11”). ASU 2013-11 states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward, except as follows. The unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets to the extent (a) a net operating loss carryforward, a similar tax loss or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or (b) the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax assets for such purpose. The amendments in ASU 20103-11 are effective prospectively for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

F-28

Note 2 – Going Concern

As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $2,458,632 and net cash used in operations of $331,349 for the year ended December 31, 2013. The Company has a deficit accumulated during the development stage of $4,033,162 and a working capital deficit of $5,402,299 at December 31, 2013. The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of debt and equity securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Property and Equipment

	December 31, 2013	December 31, 2012
Property and equipment are as follows:
Furniture and fixtures	$4,908	$4,909
Machinery and equipment	7,551	7,551
Leasehold improvements	2,507	2,507
	14,966	14,967
Accumulated depreciation and amortization	(7,735)	(4,907)
Property and equipment - net	$7,231	$10,060

Depreciation expense for the year ended December 31, 2013 and 2012 and for the period from April 8, 2010 (inception) through December 31, 2013 was $2,828, $2,898 and $7,735, respectively.

Note 4 – Due From Investment Bank

In April 2011, the Company engaged a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement. During 2012 the Company entered into a dispute with the investment bank. The Company contends that the investment bank retained more than the fee allowed by the contract on the sale of equity securities (the “Closings”) that took place during the period April 2011 through December 2011. At December 31, 2013 and December 31, 2012, the Company believes they are owed $195,400 and $195,400, respectively, from the investment bank relating to excess fees withheld from the Closings. Due to the uncertainty surrounding the recoverability of the funds from the investment bank the Company has recorded a full allowance against the receivable. This amount has been recorded in additional paid in capital in the statement of stockholders equity. If the company wins the dispute and actually recovers the funds it will be recorded to additional paid in capital.

Note 5 – Notes Payable

	December 31, 2013	December 31, 2012
In October 2010, a third party loaned the Company $50,000 under a demand note bearing zero interest. This note is in default.	$50,000	$50,000

In March 2011, third parties loaned the Company $11,500 under demand notes bearing interest from 8-10% per year. The notes were acquired in the merger and are in default.	11,500	-

In December 2011, third parties loaned the Company $5,600 under demand notes bearing interest at 10%, plus a late fee of an additional 2% per month. The notes were acquired in the merger and are in default.	5,600	-

In February 2013, the Company executed a promissory note in the principal amount of $50,000, bearing an interest rate of 5%, with a default rate of 18%. The payment terms involve two payments of $25,000 each. This note is currently in default.	50,000	-

	$117,100	$50,000

F-29

Note 6 – Liability to be Settled in Stock

In March of 2008, the Company entered into an asset purchase agreement to purchase certain tangible and intangible assets for $65,000 in STLK common stock. As of December 31, 2013 and December 31, 2012, a liability totaling $43,333 and $0 respectively, exists related to these unissued shares. This liability was acquired in the merger.

In August 2012, the Company executed a consulting agreement with a third party to provide various services. Under the terms of the agreement, the consultant will be paid $10,000 per month for 6 months in the form of free trading shares. The share total is computed as follows:

●	Earned compensation will accrue interest at 6%; and

●	Accrued compensation will be convertible at a discount of 70% to market, based upon the average of the lowest 3 closing bid prices of the 20 days preceding any conversion

At December 31, 2013, the Company had recorded the entire $60,000, yet remains outstanding and available to be converted. This liability was acquired in the merger.

Note 7 – Convertible Notes Payable

(A) Convertible Notes Payable

At December 31, 2013 and December 31, 2012, convertible debt consisted of the following:

	December 31, 2013	December 31, 2012

Convertible into 50% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in July 2008 ($75,000), November 2008 ($100,000) and February 2010 ($15,000). These notes bear an interest rate of 8%-10%. These notes were acquired in the merger and are currently in default.	$190,000	$-

Convertible into 50% of the five day average closing bid prices immediately preceding conversion. This note matured in July 2008. This note has an interest rate of 8%. This note was acquired in the merger and is currently in default.	50,000	-

Convertible into 10% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. This note matured in March 2008 and bears a 6% interest rate. This note was acquired in the merger and is currently in default.	40,000	-

Convertible into 75% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These. notes matured in May and June of 2010 and bear an 8% interest rate. These notes were acquired in the merger and are currently in default.	25,000	-

Convertible into 50% of the average of the lowest three closing prices during the 10 trading days immediately preceding conversion. Notes mature in July 2013 – May 2014 and bear an 8% interest rate. $57,000 of principal balance is in default as of December 31, 2013 and an additional $260,000 is in default as of April 15, 2014.	492,000	-

Convertible into 60% of the lowest of any day during the 10 trading days immediately preceding conversion. Note matures in September 2014 and bears a 9.9% interest rate.	27,500	-

Convertible at the greater (a) $0.015 or (b) at 50% of the lowest closing bid price during the 30 trading days immediately preceding conversion. Note matures in May 2014 and bears a 10% interest rate.	25,000	-

Convertible into 58% of the lowest three closing prices during the 15 trading days immediately preceding conversion. Note matures in August 2014 and bear an 8% interest rate.	32,500	-
	$882,000	$-

F-30

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company’s common stock at conversion prices and terms discussed above. The Company classifies embedded conversion features in these notes as a derivative liability due to the discount to market feature, which could require a settlement in shares that cannot be determined until such conversions occur. The Company may not be able to determine if sufficient authorized shares exist in connection with contemplated conversions, which requires liability classification.

Convertible debt consisted of the following activity and terms:

		Interest Rate	Maturity

Convertible Debt Balance as of December 31, 2012	-
Convertible Debt acquired in merger	305,000	6% - 10%	Due on Demand (in Default)
Convertible Debt acquired in merger	57,000	8%	July 1, 2013 – December 14, 2013 ($57,000 of balance is in default)
Convertible Notes issued for common stock	200,000	8%	March 1, 2014
Borrowings during the period ended December 31, 2013	320,000	8% - 10%	April 4, 2014 –Sept. 26, 2014

Convertible Debt Balance as of December 31, 2013	882,000

Debt Discount	(184,312)

Convertible Debt Balance as of December 31, 2013 net	$697,688

(B) Debt Discount

During the years ended December 31, 2013 and 2012, the Company recorded debt discounts totaling $518,489 and $0, respectively.

The debt discounts pertain to convertible debt that contains embedded conversion options that are required to be bifurcated and reported at fair value.

The Company amortized $371,924 and $0 during the years ended December 31, 2013 and year ended December 31, 2012, respectively, to interest expense.

	December 31, 2013	December 31, 2012

Debt Discount acquired in merger	$57,000	$-
Debt Discount for new convertible notes	518,489	-
Total Debt Discount	575,489

Amortization of debt discount prior to merger	(19,253)
Amortization of debt discount post merger	(371,924)
Total Amortization of Debt Discount	(391,177)

Debt Discount - net	$184,312	$-

Note 8 – Derivative Liabilities

Derivative liability - December 31, 2012	-
Derivative liabilities acquired in merger	1,445,141
Fair value mark to market adjustment for convertible instruments	493,946
Fair value at the commitment date for convertible instruments	1,311,585
Derivative liability - December 31, 2013	$3,250,672

The Company records debt discount to the extent of the gross proceeds raised, any excess amount is recorded as a derivative expense. The Company recorded a derivative expense of $793,097 and $0 for the years ended December 31, 2013 and 2012.

F-31

The Company uses the Black-Scholes model to estimate the fair value of its derivative liabilities at the end of each reporting period. The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of December 31, 2013:

	Commitment Date	December 31, 2013

Expected dividends:	0%	0%
Expected volatility:	257% - 449%	263% - 327%
Expected term:	0.54 - 1 year	0.01 – 0.66 year
Risk free interest rate:	0.09% - 0.14%	0.01% - 0.10%

Note 9 – Related Party Transactions

(A)	Accounts Payable – Related Party

As of December 31, 2013 and December 31, 2012 the Company had accounts payable due to board members and companies owned by board members of $324,252 and $200,759. During the period April 8, 2010 through December 31, 2013, management and board members have been loaning money to the Company, paying expenses on behalf of the Company and deferring consulting fees.

(B)	Related Party Consulting Services

The Company incurred consulting expenses to a company that is owned by a board member, and for the period ending December 31, 2013 and December 31, 2012 the amounts were $150,000 and $150,000 respectively.

(C)	Notes Payable – Related Parties

The Company executed various promissory notes to related parties since inception. No new notes were issued for the period ending December 31, 2013.

The notes had the following range of terms:

●	Maturing in 3 months to 1 year;

●	Non-interest bearing

●	Unsecured

●	Default interest rate at 6%, per annum;

During the years ended December 31, 2013 and December 31, 2012, the Company repaid $2,925 and $7,933 respectively leaving a balance of $73,949 and $76,874 respectively.

The Company is currently in default on all of these notes.

Debt under these obligations at December 31, 2013 and December 31, 2012 is as follows:

	December 31, 2013	December 31, 2012

Notes payable	$73,949	$76,874
Less: Current maturities	(73,949)	(76,874)
Notes payable, net of Current maturities	$-	$-

Note 10 – Retirement Plan

401(k)

The Company provided a 401(k) employee savings and retirement plan (the “Plan”). The Plan covered all employees who have completed six months of consecutive service with 160 hours monthly or have completed one year of service. The Company matched 100 percent of a participant’s elective deferrals up to 3 percent of the participant’s compensation, plus 50 percent of the participant’s elective deferrals that exceed 3 percent of the participant’s compensation, up to 5 percent of the participant’s compensation. Total contributions by the Company to the Plan were $0, $4,650, and $12,349 for the years ended December 31, 2013 and 2012 and for the period April 8, 2010 (inception) through December 31, 2013, respectively.

Note 11 – Foreign Operations

Costa Rica

Operations outside the U.S. include subsidiaries in Costa Rica. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. These subsidiaries are still in the development stage and have not generated any revenues.

F-32

The consolidated financial statements of the Company’s subsidiary, located in Costa Rica, are translated from colones, its functional currently, into U.S. dollars, the Company’s functional currency. All foreign currency assets and liabilities are translated at the exchange rate in effect at the reporting date, and all revenue and expenses are translated at the month-end exchange rate. The effects of translating the financial statements of the foreign subsidiary into U.S. dollars are reported as a cumulative translation adjustment, a separate component of the accumulated other comprehensive income (loss) in the consolidated statements of the shareholders’ equity (deficit). Foreign currency transaction gains/losses are reported as a component of other income – net in the consolidated statements of operations. The amount of foreign currency transaction gains and losses and translation adjustments were de minimis during the year ended December 31, 2013.

Note 12 – Stockholders Deficit

Common Stock has 2,600,000,000 shares authorized at $0.001 par value. Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

Class A Preferred –

Series A Convertible Preferred Stock has 1,800,000 shares authorized and issued, with a $1.00 par value, with each share of the Series A Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series A Preferred Stock shall have a one vote per share and the holder(s) of the Series A Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

2.	Dividend Rights. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series A Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series A Preferred Stock, each share of the Series A Preferred Stock may be converted into the Company’s Common Stock at no discount to average trading price ten days prior to conversion at any time and from time to time after March 1. 2018.

Class B Preferred –

Series B Preferred Stock has 1,400,000,000 shares authorized and issued, with a $0.001 par value, with each share of the Series B Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series B Preferred Stock shall have a 1.6 vote right per share.

2.	Dividend Rights. Each share of the Series B Preferred Stock shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series B Preferred Stock.

4.	Conversion Rights. The Series B Preferred Stock shall not be entitled to convert into shares of the Company’s Common Stock at anytime.

5.	Restricted. Series B Preferred Stock shall be restricted from being traded publicly, sold in part, transferred, encumbered or otherwise put at risk. The stock may be sold only if 100% of the Company is sold to a qualified party that can maintain the legal requirements for renewable energy generation in Costa Rica or if the laws in Costar Rica change allowing this block to be released.

Class C Preferred –

Series C Preferred Stock has 125,000 shares authorized, with a $0.001 par value, with each share of the Series C Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series C Preferred Stock shall have no voting rights.

2.	Dividend Rights. Each share of the Series C Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series C Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series C Preferred Stock, each share of the Series C Preferred Stock may be converted into the Company’s Common Stock at a 50% discount to the average of the lowest three (3) trading prices daily volume weighted average prices in the ten trading days immediately prior to the date upon which the convertible preferred stock is converted.

F-33

Note 13 – Commitments and Contingencies

Agreements with Placement Agents and Finders

In April 2011, the Company engaged, a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement with the following terms:

●	To assist the Company in connection with a best efforts private placement of up to $9.5 million of the Company’s equity and/or debt securities

●	Compensation – a fee in an amount equal to 5% of the aggregate gross proceeds raised

A former principal member of the board of directors of the Company is an employee of the investment bank.

During the year ended December 31, 2011 the Company paid the investment bank fees of $262,000. The Company is disputing $195,400 of these fees. (See Note 4)

Operating Leases

On November 1, 2010, the Company began leasing office space in Colorado Springs. The lease has a three year term. Monthly rent begins at $568 per month and increases over the term of the lease. The Company is also responsible for paying a share of the landlord’s property operating costs. Lease was through November 14, 2013 and has been renewed for an additional three years.

On February 19, 2011, the Company began leasing mixed use space in Costa Rica. The lease has a three year term. monthly rent begins at $1,800 per month and increases over the term of the lease. This lease expires in February 2014 and has not been renewed.

On October 1, 2011, the Company began a virtual office lease. The lease had a one year term and renews automatically. Monthly rent begins at $199 per month and increases over the term of the lease.

Rent expense amounted to $44,501, and $29,534 for the years ended December 31, 2013 and December 31, 2012, respectively and is included in selling, general and administrative expenses in the consolidated statements of operations.

Future minimum lease payments under these operating leases are approximately as follows:

Period Ending December 31,
2014	19,616
2015	15,204
2016	14,461
Total	$49,281

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. Other than the litigation with Costa Rican Investment Bank, as discussed in Note 4, the Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 14 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported. The Management of the Company determined that there are certain reportable subsequent events to be disclosed as follows.

On March 19, 2014, the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, entered an order approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, in accordance with a stipulation of settlement between STL Marketing Group, Inc., a Colorado corporation, and Tarpon Bay Partners, LLC, a Florida limited liability company, in the matter entitled Tarpon Bay Partners, LLC v. STL Marketing Group, Inc. , Case No. 2014-CA-278. Tarpon commenced the Action against the Company on February 6, 2014 to recover an aggregate of $519,282 of past-due accounts payable of the Company, which Tarpon had purchased from certain service providers of the Company pursuant to the terms of separate receivable purchase agreements between Tarpon and each of such vendors, plus fees and costs. The Assigned Accounts relate to certain legal, accounting, and financial services. The Order provides for the full and final settlement of the Claim and the Action. The Settlement Agreement became effective and binding upon the Company and Tarpon upon execution of the Order by the Court on March 19, 2014.

F-34

For more information, please refer to the Company’s Form 8-K filing with the SEC regarding this matter.

As of April 15, 2014, the Company has entered into convertible notes as follows:

- $75,000 in notes from a third party, convertible into 58% of the lowest three closing prices during the 15 trading days immediately preceding conversion. Notes mature in October and December 2014 and bear an 8% interest rate.

- $21,500 note from a third party, convertible into 50% of the lowest closing bid price during the 15 trading days immediately preceding conversion. Note matures in March 2015 and bears an 8% interest rate.

- $25,000 Note convertible at the greater (a) $0.015 or (b) at 50% of the lowest closing bid price during the 30 trading days immediately preceding conversion. Note matures in May 2014 and bears a 10% interest rate.

As of April 15, 2014, the Company has increased the outstanding Common Stock as follows:

- 3,846,154 Restricted Common Stock to Iconic Holdings, LLC. of Bethesda, MD. Stock was issued against the agreement for an Equity Line of Credit of up to five million dollars ($5,000,000). This is the first of two tranches for their commitment fee of the contract.

- 1,833,000 Restricted Common Stock to Uptick Capital, LLC. of Stamford, CT. Stock was issued against services for consulting in strategic planning initiatives to enhance and accelerate the commercialization of the Company’s business objectives.

- 4,109,476 Restricted Common Stock to Marisela Chaves Bolanos of Costa Rica. Stock was issued against an outstanding $50,000 convertible note.

- 4,109,476 Restricted Common Stock to Grupos Unidos Tres Ele, S.A of Costa Rica. Stock was issued against an outstanding $50,000 convertible note.

F-35

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Amended and restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
10.1	Employment Agreement, dated October 15, 2012 by and between the Company and Jose Quiros (incorporated by reference to Exhibit 10.1 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
10.2	Employment Agreement, dated October 15, 2012 by and between the Company and Jaime L. Kniep (incorporated by reference to Exhibit 3102 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
10.3	Letter of Intent with SIEPAC (including English translation) (incorporated by reference to Exhibit 10.3 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on December 9, 2013)
10.4	Letter of Interest from CNFL (incorporated by reference to Exhibit 10.4 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
10.5	Letter of Interest from Export-Import Bank of the United States dated May 1, 2012 (incorporated by reference to Exhibit 10.5 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)
10.6	Letter of Interest From Export-Import Bank of the United States dated October 14, 2014
10.7	Strategic Alliance and Distribution Agreement, dated June 24, 2014 by and between the Company and Call Management Products, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Form 10/A registration statement filed with the Securities and Exchange Commission on December 11, 2015)
23.1	Audit Consent of Rosenberg Rich Baker and Berman dated February 19, 2015 (incorporated by reference to Exhibit 23.1 to the Company’s Form 10/A registration statement filed with the Securities and Exchange Commission on February 20, 2015)

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2016	STL MARKETING GROUP, INC.

	By:	/s/ Jose P. Quiros
	Name:	Jose P. Quiros
	Title:	Chief Executive Officer

29